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                              LETTER OF CREDIT AND

                             REIMBURSEMENT AGREEMENT

                          dated as of September 9, 1997


                                      among


                           CONTIFINANCIAL CORPORATION


                      The Participating Banks Party Hereto



                           CREDIT SUISSE FIRST BOSTON,
                                NEW YORK BRANCH,
                                    as Agent


                                       and


                                DRESDNER BANK AG,
                                NEW YORK BRANCH,
                                 as Issuing Bank

                                _________________


                                  $275,000,000

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                                       and
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                                  as Arrangers


                               __________________







[NYCORP2:396433.11:4417A:09/06/97--2:48a]
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                                TABLE OF CONTENTS


                                      Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01.   Defined Terms ..............................................         2
SECTION 1.02.   Computation of Time Periods.................................        30
SECTION 1.03.   Terms Generally.............................................        30
SECTION 1.04.   Accounting Terms; GAAP......................................        31


                                  ARTICLE II

                   Amount and Terms of the Letter of Credit

SECTION 2.01.   The Letter of Credit........................................        31
SECTION 2.02.   Commissions and Fees........................................        32
SECTION 2.03.   Reimbursement...............................................        32
SECTION 2.04.   Loans.......................................................        33
SECTION 2.05.   Reimbursement of Issuing
                Bank, Etc. ...............................................          35
SECTION 2.06.   Prepayments.................................................        37
SECTION 2.07.   Increased Costs.............................................        39
SECTION 2.08.   Break Funding Payments......................................        40
SECTION 2.09.   Payments and Computations...................................        41
SECTION 2.10.   Non-Business Days...........................................        43
SECTION 2.11.   Termination; Reduction;
                  Extension.................................................        43
SECTION 2.12.   Evidence of Debt............................................        47
SECTION 2.13.   Obligations Absolute........................................        47
SECTION 2.14.   Taxes.......................................................        50
SECTION 2.15.   Interest Elections..........................................        51


                                  ARTICLE III

                        Representations and Warranties

SECTION 3.01.   Organization; Powers........................................        53
SECTION 3.02.   Authorization; Enforceability...............................        53
SECTION 3.03.   Governmental Approvals;
                  No Conflicts..............................................        53
SECTION 3.04.   Financial Condition; No Material
                  Adverse Change............................................        54
SECTION 3.05.   Properties..................................................        54
SECTION 3.06.   Litigation and Environmental
                  Matters...................................................        54

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

                                        2

SECTION 3.07.     Compliance with Laws
                    and Agreements............................................       55
SECTION 3.08.     Investment and Holding Company
                  Status....................................................         55
SECTION 3.09.     Taxes.......................................................       55
SECTION 3.10.     ERISA.......................................................       56
SECTION 3.11.     Disclosure..................................................       56
SECTION 3.12.     Federal Reserve Regulations.................................       56


                                    ARTICLE IV

                                    Conditions

SECTION 4.01.     Effective Date..............................................       57
SECTION 4.02.     Issuance and Increases......................................       59
SECTION 4.03.     Each Loan...................................................       59


                                     ARTICLE V

                               Affirmative Covenants

SECTION 5.01.     Financial Statements and Other
                  Information ..............................................         60
SECTION 5.02.     Notices of Material Events..................................       62
SECTION 5.03.     Existence; Conduct of Business..............................       63
SECTION 5.04.     Payment of Obligations......................................       63
SECTION 5.05.     Maintenance of Properties;
                    Insurance.................................................       63
SECTION 5.06.     Books and Records; Inspection
                    and Audit Rights..........................................       64
SECTION 5.07.     Compliance with Laws........................................       64
SECTION 5.08.     Purpose.....................................................       64
SECTION 5.09.     Related Documents...........................................       65
SECTION 5.10.     Reimbursement Account.......................................       65


                                    ARTICLE VI

                                Negative Covenants

SECTION 6.01.     Limitation on Indebtedness and
                    Preferred Stock of
                    Restricted Subsidiaries...................................       65
SECTION 6.02.     Limitation on Liens.........................................       66
SECTION 6.03.     Limitation on Mergers and
                    Consolidations............................................       69
SECTION 6.04.     Limitation on Sales of Assets and
                    Subsidiary Stock..........................................       70
SECTION 6.05.     Limitation on Loans and

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

                                        3

                    Investments...............................................       74
SECTION 6.06.     Limitation on Affiliate
                    Transactions..............................................       75
SECTION 6.07.     Limitation on Restrictions on
                    Distributions from
                    Restricted Subsidiaries...................................       76
SECTION 6.08.     Limitation on Investment
                    Company Status............................................       76
SECTION 6.09.     Financial Covenants.........................................       76
SECTION 6.10.     Limitation on Business of the
                    Company...................................................       76
SECTION 6.11.     Commercial Paper............................................       76
SECTION 6.12.     Issuing and Paying Agent and
                    Depositary................................................       77
SECTION 6.13.     Related Documents...........................................       77


                                    ARTICLE VII

                     Events of Default........................................       78


                                   ARTICLE VIII

                        The Agent; the Participating Banks;
                  and the Issuing Bank........................................       82


                                    ARTICLE IX

                                   Miscellaneous

SECTION 9.01.     Notices.....................................................       85
SECTION 9.02.     Waivers; Amendments........................................        86
SECTION 9.03.     Expenses; Indemnity;
                    Damage Waiver.............................................       87
SECTION 9.04.     Successors and Assigns......................................       89
SECTION 9.05.     Survival....................................................       93
SECTION 9.06.     Counterparts; Integration;
                  Effectiveness.............................................         94
SECTION 9.07.     Severability................................................       94
SECTION 9.08.     Right of Setoff.............................................       94
SECTION 9.09.     Governing Law; Jurisdiction;
                    Consent to Service of Process.............................       95
SECTION 9.10.     WAIVER OF JURY TRIAL........................................       97
SECTION 9.11.     Headings....................................................       97
SECTION 9.12.     Confidentiality.............................................       97

[NYCORP2:396433.11:4417A:09/06/97--2:48a]
                                                                                                     4

                             SCHEDULES AND EXHIBITS

Schedule 2.01              Participating Banks
Schedule 3.06              Disclosed Matters
Schedule 6.01              Indebtedness and Preferred Stock
Schedule 6.02              Existing Liens
Schedule 6.06              Affiliate Transactions
Schedule 6.07              Existing Restrictions

Exhibit A                  Form of Letter of Credit
Exhibit B                  Form of Dealer Agreement
Exhibit C                  Form of Issuing and Paying Agency and
                           Depositary Agreement
Exhibit D                  Form of Borrowing Base Certificate
Exhibit E                  Form of Opinion of Pitney, Hardin, Kipp &
                           Szuch
Exhibit F                  Form of Opinion of Internal Counsel of the
                           Company
Exhibit G                  Form of Assignment and Acceptance



[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                     1












                                            LETTER OF CREDIT AND REIMBURSEMENT
                                    AGREEMENT, dated as of September 9,
                                    1997, among CONTIFINANCIAL CORPORATION,
                                    the PARTICIPATING BANKS party hereto,
                                    CREDIT SUISSE FIRST BOSTON, NEW YORK
                                    BRANCH, as Agent, and DRESDNER BANK AG,
                                    NEW YORK BRANCH, as Issuing Bank.


                  INTRODUCTORY STATEMENTS: (1) The Company (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to such term in
Article I) has requested the Participating Banks to establish the credit facility provided for herein in the amount of $275,000,000 to permit the issuance of a direct pay letter of credit to the Issuing and Paying Agent and Depositary for the benefit of the holders of the Commercial
Paper.

                  (2) The Company and the CP Dealer have entered into a Dealer Agreement pursuant to which the CP Dealer will purchase for its own account or sell for the account of the Company the Commercial Paper.

                  (3)  The Company, the Issuing and Paying Agent and
Depositary, the Issuing Bank and the Agent have entered into an Issuing and Paying Agency and Depositary Agreement in connection with the issuance from time to time of the Commercial Paper.

                  (4) The Company has requested the Issuing Bank to issue its direct pay letter of credit, in substantially the form of Exhibit A (such letter of credit and any successor letter of credit being the "Letter of Credit"), for the Stated Amount (the Issuing Bank's obligation to issue the
Letter of Credit as hereinafter provided being hereinafter referred to as the "Commitment").


[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      2

                  The Participating Banks are willing to establish such credit facility upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01.  Defined Terms.  As used in this
Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan, refers to whether such Loan bears interest at a rate determined by reference to the Alternate Base Rate.

                  "Account" has the meaning assigned to such term in
Section 2.06(c).

                  "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business, (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary, (c) Capital Stock constitu ting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (b) or (c), above, is primarily engaged in a Related Business or (d) the Capital Stock or Indebtedness of a Strategic Alliance
Client.

                  "Adjusted LIBO Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar
Loan, an interest rate per annum equal to (a) the Applicable
Percentage plus (b) the rate determined in accordance with the following formula (rounded upwards, if necessary, to the next 1/16 of 1%):

                                  LIBO Rate
                                  ---------

                  1.00 - Eurocurrency Reserve Requirements


                  "Administrative Questionnaire" means an
Administrative Questionnaire in a form supplied by the Agent.


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

                                                                                                      3

                  "Affiliate" means, with respect to a specified
Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agent" means Credit Suisse First Boston
Corporation, New York Branch, in its capacity as administrative agent for the Participating Banks hereunder.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a)the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means as of any time the percentage per annum set forth below corresponding to the then-Applicable Rating Level:


          Applicable Rating
                Level                            Adjustment
                  I                                0.400%
                 II                                0.450%
                 III                               0.500%
                 IV                                0.625%
                  V                                0.750%
                 VI                                1.000%
===================================== ================================



                  "Applicable Rating Level" shall be determined, for any day, in accordance with the following table based upon

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      4

the ratings by Moody's and S&P, respectively, applicable on such date to the Company's Index Debt:


                                                Applicable
           Index Debt Ratings                   Rating Level
Category 1
A- or higher by S&P
A3 or higher by Moody's                              I
Category 2
BBB+ by S&P
Baa1 by Moody's                                      II
Category 3
BBB by S&P
Baa2 by Moody's                                     III
Category 4
BBB- by S&P
Baa3 by Moody's                                      IV
Category 5
BB+ by S&P
Bal by Moody's                                       V
Category 6                                           VI
Lower than BB+ by S&P
Lower than Bal by Moody's
=========================================  ======================


For purposes of the foregoing, (a)if either Moody's or S&P shall not have in effect a rating for the Company's Index
Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (b) if the ratings established or deemed to have been established by Moody's and S&P for the Company's Index
Debt shall fall within different Categories, the Applicable
Rating Level shall be based on the higher of the two ratings, except that (i)if the lower of such ratings is two
Categories below the higher of such ratings, the Applicable
Rating Level shall be determined based on the Category between the Categories in which such ratings fall and
(ii)if the lower of such ratings is more than two
Categories below the higher of such ratings, the Applicable
Rating Level shall be determined based on the Category that is immediately above the Category in which the lower of such ratings falls; and (c)if the ratings established or deemed to have been established by Moody's and S&P for the Company's Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the first Business Day following the applicable ratings change. Each change in the Applicable Rating Level shall apply during the period commencing on the date on which such change is publicly

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      5

announced and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or either Moody's or S&P shall refuse to provide a rating of the Company's Index Debt
(provided that the Company has used its best efforts to cause such rating agency to provide such a rating, including the payment of any fees and the provision of any information requested or required thereby in the ordinary course conduct of its rating business), the Company and the Participating
Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating
Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Asset Disposition" has the meaning assigned to it in Section 6.04.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Participating Bank and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit G or any other form approved by the Agent.

                  "Average Life" means, as of the date of determina tion, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a)the sum of the products of the numbers of years from the date of determina tion to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b)the sum of all such payments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Borrowing Base" means an amount by which (a)two times the sum, without duplication, of (i)100% of Eligible
Cash & Cash Equivalents, (ii)95% of Eligible Receivables,
(iii) 85% of Eligible Fixed Income Investments, (iv)85% of
Eligible I/O Strip Securities, (v)80% of Eligible
Performance Deposits, (vi)75% of Capitalized Servicing Fees and (vii)65% of Eligible Residuals (in each case excluding

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      6

any assets set forth in clauses (i) through (vii) above that are not Eligible Assets), exceeds (b)the sum of (i)two times Outstanding Funded Indebtedness plus (ii)the aggregate principal amount of all loans outstanding under the Credit Agreement. The amount of the Borrowing Base set forth in any Borrowing Base Certificate may be reduced by the Company at its option for any reason, including any failure of the Company to obtain the relevant information from newly-acquired Restricted Subsidiaries in a timely manner. The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered to the Agent pursuant to Sections 4.01(f) and 5.01(g). Notwithstanding the foregoing provisions of this definition, at any time when the Company shall have outstanding Index Debt that shall be Investment
Grade, the Borrowing Base will be deemed to equal the Stated
Amount in effect at such time.

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit D prepared by the Company.

                  "Business Day" means a day that is not a Saturday, Sunday or other day on which commercial banks are required or authorized by law to close in New York City; provided that when used in connection with any Eurodollar Loan or Interest Period therefor, "Business Day" shall also exclude any day on which dealings in dollar deposits are not carried on in the London interbank market.

                  "Cancelation Date" has the meaning assigned to that term in the Letter of Credit.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" of any Person means any and all shares, interests, share capital, rights to subscribe for or purchase, warrants, options, participations or other equivalents of or interests or membership interests in (however designated) equity of such Person, including any Preferred Stock, any limited or general partnership interest and any limited liability company membership interest (but excluding any debt securities convertible into such equity), and any rights to subscribe for or purchase any thereof.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      7

                  "Capitalized Servicing Fees" means servicing fees capitalized and carried at fair value in accordance with GAAP on the balance sheet of the Company and its Restricted
Subsidiaries on a consolidated basis.

                  "Change in Control" means the occurrence of any of the following events:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted
         Holders beneficially own (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a corporation held by another corporation (a "parent corporation"), if such other person is the beneficial owner (as defined above for such person), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own
         (as defined above for the Permitted Holders), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


         previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (c) the merger or consolidation of the Company with or into another Person or the merger of another
         Person with or into the Company, or the sale of all or substantially all the assets of the Company to another
         Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; provided, however, that the sale by the Company or its Restricted
         Subsidiaries from time to time solely of Receivables to a trust for the purpose solely of effecting one or more securitizations shall not be treated hereunder as a sale of all or substantially all the assets of the Company.

                  "Change in Law" means (a)the adoption of any law, rule or regulation after the date of this Agreement, (b)any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental
Authority after the date of this Agreement or (c)compliance by any Participating Bank (or, for purposes of Section 2.07(b), by any lending office of such Participating
Bank or by such Participating Bank's holding company, if
any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commercial Paper" means short-term promissory notes issued by the Company pursuant to the Issuing and Paying Agency and Depositary Agreement.

                  "Commitment" has the meaning assigned to that term in the fourth Introductory Statement hereto.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                  9

                  "Company" means ContiFinancial Corporation, a
Delaware corporation.

                  "Consolidated EBIT" for any period, with respect to the Company and its Restricted Subsidiaries on a consoli dated basis, means Consolidated Net Income for such period plus, to the extent deducted in computing Consolidated Net
Income for such period, (a)Consolidated Interest Expense for such period and (b)foreign, Federal, state and local income tax expense for such period.

                  "Consolidated Interest Coverage Ratio" for any period means the ratio of Consolidated EBIT for such period to Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" for any period means the total interest expense of the Company and its Restricted Subsidiaries on a consolidated basis for such period.

                  "Consolidated Leverage Ratio" as of any date of determination means the ratio of (a)the aggregate amount of all Indebtedness of the Company and its Restricted
Subsidiaries on a consolidated basis as of such date
(excluding (i)Permitted Warehouse Indebtedness and (ii)any
Indebtedness under Hedging Agreements Incurred pursuant to
Section 6.05(b)) to (b)Consolidated Net Worth as of such date.

                  "Consolidated Net Income" means the net income from continuing operations (after taxes) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding the effect of extraordinary or non-recurring gains or losses (as such gains or losses are determined in accordance with GAAP).

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recent fiscal quarter of the Company for which financial statements are available, as (a)the par or stated value of all outstanding Capital Stock of the Company plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c)any retained earnings or earned surplus less (i)any accumulated deficit, (ii)any amounts attributable to Disqualified Stock and (iii)any amounts attributable to deferred compensation appropriately classified as net worth in accordance with GAAP.

                  "Continental Grain" means Continental Grain
Company, a Delaware corporation.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                10

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
"Controlling" and "Controlled" have meanings correlative thereto.

                  "CP Dealer" means Credit Suisse First Boston
Corporation, a Massachusetts corporation.

                  "Credit Agreement" means the Credit Agreement dated as of January 7, 1997, among ContiFinancial
Corporation, the lenders party thereto and Credit Suisse
First Boston, New York Branch, as administrative agent.

                  "Dealer Agreement" means a dealer agreement dated the date hereof between the CP Dealer and the Company substantially in the form of Exhibit B.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means 2% per annum plus the Alternate Base Rate in effect from time to time.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in
Schedule 3.06.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,(b)is convertible or exchangeable for Indebtedness or Disqualified Stock or
(c)is redeemable at the option of the holder thereof, in each case in whole or in part on or prior to the first anniversary of the Termination Date; provided, however, that any Capital Stock that would not constitute Disqualified
Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Termination
Date shall not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the Change in Control-related provisions in Article VII.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                    11

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions set forth in Section 4.01 are satisfied.

                  "Eligible Assets" means Eligible Cash & Cash
Equivalents, Eligible Fixed Income Investments, Eligible I/O
Strip Securities, Eligible Performance Deposits, Eligible
Receivables, Eligible Residuals and Capitalized Servicing
Fees, in each case which are free and clear of all Liens
(except that Eligible Performance Deposits may be subject to a Lien in favor of the Person providing the related
Warehouse Facility if such Lien was created in connection with the provision of such Warehouse Facility and secures the performance of assets relating to such Warehouse
Facility).

                  "Eligible Cash & Cash Equivalents" means all cash and all Investments of the Company and its Restricted
Subsidiaries, determined on a consolidated basis in accordance with GAAP, specified in any of clauses (a) through (d)of the definition of Permitted Investments.

                 "Eligible Excess Spread Receivables" means Excess
Spread Receivables of the Company and its Restricted
Subsidiaries on a consolidated basis created after the date hereof; provided, however, that "Eligible Excess Spread
Receivables" shall not include any Excess Spread Receivables created as the result of the securitization or sale of other
Excess Spread Receivables.

                  "Eligible Fixed Income Investments" means all
Investments of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, of the type specified in clause (e)of the definition of Permitted Investments.

                  "Eligible I/O Strip Securities" means the book value of all I/O Strip Securities of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, that are rated at least Baa3 by Moody's or BBB- by S&P, Duff & Phelps Credit Rating Co. or
Fitch.

                  "Eligible Performance Deposits" means the aggregate amount of all Performance Deposits of the Company and its Restricted Subsidiaries, determined on a consoli dated basis, other than Performance Deposits relating to Warehouse Facilities if the Company or a Restricted
Subsidiary has determined (a)in the case of purchase and

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                     12

sale Warehouse Facilities, not to repurchase and subse quently securitize or sell the related Receivables or assets, and (b)in the case of Warehouse Facilities in the form of a loan, not to securitize or sell the related
Receivables or assets.

                  "Eligible Performance Guarantees" means the aggregate amount of all Performance Guarantees of the Company and its Restricted Subsidiaries, determined on a consolidated basis, other than Performance Guarantees relating to Warehouse Facilities if the Company or a Restricted Subsidiary has determined (a) in the case of purchase and sale Warehouse Facilities, not to repurchase and subsequently securitize or sell the related Receivables or assets, and (b)in the case of Warehouse Facilities in the form of a loan, not to securitize or sell the related
Receivables or assets.

                  "Eligible Receivables" shall mean all Receivables
(excluding Performance Deposits, Capitalized Servicing Fees and Excess Spread Receivables) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, which are held for sale and are not past due by more than 90 days; provided, however, that the aggregate amount of Eligible Receivables at any time shall exclude (a)Eligible Receivables that are past due by more than 30 days but less than 60 days to the extent that Eligible Receivables past due by more than 30 days but less than 60 days would otherwise constitute more than 7% of such aggregate amount of Eligible Receivables at such time, and
(b)Eligible Receivables that are past due by 60 days or longer to the extent that Eligible Receivables past due by 60 days or longer would otherwise constitute more than 3% of such aggregate amount of Eligible Receivables at such time.

                  "Eligible Residuals" shall mean all Excess Spread
Receivables (other than Eligible I/O Strip Securities) of the Company and its Restricted Subsidiaries, determined on a consolidated basis, and carried at fair value, in accordance with GAAP, excluding any such Excess Spread Receivables created as the result of the securitization of existing
Excess Spread Receivables or the sale of Excess Spread
Receivables.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promul gated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                   13
threatened release of any Hazardous Material or health and
safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Restricted
Subsidiary directly or indirectly resulting from or based upon (a)violation of any Environmental Law, (b)the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
(c)exposure to any Hazardous Materials,(d)the release or threatened release of any Hazardous Materials into the environment or (e)any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Net Proceeds" means the cash proceeds from the issuance or sale by the Company or any Restricted
Subsidiary (other than the issuance or sale to the Company or any Wholly Owned Restricted Subsidiary) of any equity security (or any option, warrant or right to subscribe for or security convertible into or exchangeable for any equity security) of the Company or any Restricted Subsidiary (other than sales of Capital Stock of the Company to directors, officers, consultants or employees of the Company or any Restricted Subsidiary, in connection with permitted employee compensation and incentive arrangements), net of all taxes applicable to and customary fees, commissions, costs and other expenses incurred in connection with such issuance or sale.

                  "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business
(whether or not incorporated) that, together with the Company, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a)any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b)the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                               14

standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA
Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;
(f) the incurrence by the Company or any of its ERISA
Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan;
or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency Reserve Requirements" means for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding
(currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System of the United States of America.

                  "Eurodollar", when used in reference to any Loan, refers to whether such Loan bears interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in Article VII.

                  "Excess Spread" means, over the life of a "pool" of Receivables that have been sold by a Person to a trust or other Person in a securitization or sale, the rights retained by such Person or a Restricted Subsidiary at or subsequent to the closing of such securitization or sale to receive for its benefit cash flows attributable to such "pool".

                  "Excess Spread Receivables" of a Person means the contractual or certificated right to Excess Spread capitalized on such Person's consolidated balance sheet (the amount of which shall be the present value of the Excess
Spread, calculated in accordance with GAAP).


[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      15

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Taxes" means, with respect to the Agent, any Participating Bank, or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Participating Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign
Participating Bank (other than an assignee pursuant to a request by the Company under Section 9.04(i)), any withholding tax that is imposed on amounts payable to such Foreign Participating Bank at the time such Foreign
Participating Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Participating Bank's failure to comply with
Section 2.14(e), except to the extent that such Foreign
Participating Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to
Section 2.14(a).

                  "Face Amount" means, with respect to any Commercial Paper, (a) the aggregate face amount (if issued on a discount basis) of such Commercial Paper or (b) the aggregate principal amount (if issued on an interest-bearing basis) of such Commercial Paper together with the aggregate amount of interest to the stated maturity date thereof.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of
New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      16

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                  "Fitch" means Fitch Investors Service, L.P. or any successor thereto.

                  "Foreign Participating Bank" means any
Participating Bank that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c)to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;
provided that the term Guarantee shall not include endorse ments for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      17

or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (a)the principal of and premium (if any) in respect of
(i)indebtedness of such Person for money borrowed and
(ii)indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b)all Capital Lease
Obligations of such Person; (c)all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business);
(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c), above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e)the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends);
(f) Warehouse Indebtedness; (g) in connection with each sale by such Person of any Excess Spread Receivables, the maximum

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                 18

aggregate contractual claim (if any) that the purchaser thereof could have against such Person if the amounts anticipated at the time of such sale to be received by such purchaser in connection with such Excess Spread Receivables are not received by such purchaser; (h)all obligations of the type referred to in clauses(a) through (g) of other
Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (i)all obligations of the type referred to in clauses(a) through
(h) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (j)to the extent not otherwise included in this definition, Hedging Agreements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or similar entity formed by or on behalf of a Person and to which Receivables or Excess Spread Receivables have been sold or otherwise transferred by or on behalf of such Person or its Subsidiaries shall not be treated as Indebtedness of such Person or its Subsidiaries under this Agreement, regardless of whether such securities are treated as indebtedness for tax purposes.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of any Person that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Interest Election Request" has the meaning assigned to it in Section 2.15(b).

                  "Interest Payment Date" means (a)with respect to any ABR Loan, the last day of each March, June, September and December, and (b)with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Eurodollar Loan.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                 19
                  "Interest Period" means, with respect to any
Eurodollar Loan, the period commencing on the date of such
Loan and ending on the numerically corresponding day in the
calendar month that is one, two or three months thereafter,
as the Company may elect.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted
Subsidiary", (a)"Investment" shall include the portion
(proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted
Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (i)the Company's "Investment" in such Subsidiary at the time of such redesignation less
(ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesig nation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Investment Grade" means, when used with reference to the Company's Index Debt, that such Index Debt shall be rated (a)at or above Baa3 (or the equivalent) by Moody's and (b)at or above BBB- (or the equivalent) by S&P. Each rating of the Company's Index Debt will be effective on the date on which such rating is publicly announced by the applicable rating agency. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Participating Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the applicable rating shall be deter mined by reference to the rating most recently in effect prior to such change or cessation.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                               20

                  "I/O Strip Securities" means a certificate issued to the Company or a Restricted Subsidiary in a securitiza tion of a pool of Receivables (other than Excess Spread
Receivables) in the ordinary course of business of the Company which pays a fixed or floating rate of interest on a notional principal amount.

                  "Issuing and Paying Agency and Depositary
Agreement" means an issuing and paying agency and depositary agreement dated the date hereof between the Issuing and Paying Agent and Depositary and the Company substantially in the form of Exhibit C.

                  "Issuing and Paying Agent and Depositary" means
The Chase Manhattan Bank, a New York banking corporation, as issuing and paying agent and depositary under the Issuing and Paying Agency and Depositary Agreement, or any successor issuing and paying agent and depositary appointed in accordance with this Agreement and the Issuing and Paying
Agency and Depositary Agreement.

                  "Issuing Bank" means Dresdner Bank AG, New York
Branch, in its capacity as the issuer of the Letter of Credit hereunder, and its successors in such capacity as provided in Section 9.04(j). The Issuing Bank may, in its discretion, arrange for the Letter of Credit to be issued by an Affiliate of the Issuing Bank, in which case the term
"Issuing Bank" shall include such Affiliate.

                  "Letter of Credit" has the meaning assigned to that term in the fourth Introductory Statement hereto.

                  "LIBO Rate" means the rate per annum determined by the Agent at approximately 11:00 a.m. (London time), on the date which is two Business Days prior to the beginning of the relevant Interest Period by reference to the British
Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Agent which has been nominated by the British Bankers'
Association as an authorized information vendor for the purpose of displaying such rates, which is currently equivalent to such rate appearing on Page 3750 of Dow Jones
Markets) for a period equal to such Interest Period (rounded upward to the nearest whole multiple of 1/16th of 1%, if such rate is not such a multiple); provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO
Rate" shall be the interest rate per annum determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      21

dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Banks, at approximately 11:00 a.m.
(London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall,subject to the provisions of
Section 2.04(d), be determined on the basis of the quotations of the remaining Reference Banks or Reference
Bank.

                  "Lien" means, with respect to any asset, (a)any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b)the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c)in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d)any claim (whether direct or indirect through subordination or other structural encumbrance) against any Excess Spread Receivable sold unless the seller is not liable for any losses thereon.

                  "Loan" has the meaning assigned to such term in
Section 2.04.

                  "Margin Stock" has the meaning given such term under Regulation U.

                  "Material Adverse Effect" means (a)a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Restricted Subsidiaries taken as a whole,
(b)a material adverse effect on the ability of the Company to perform any of its obligations under this Agreement or
(c)a material adverse effect on the rights of or benefits available to the Participating Banks under this Agreement.

                  "Material Indebtedness" means Indebtedness (other than the Loans and the Letter of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000 (or the equivalent amount in any other currency). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                 22

agreements) that the Company or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of (a)all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset
Disposition, (b)all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (c)all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset
Disposition and (d)the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; provided that "Net Available Cash" will be increased by the amount of any such reserve to the extent such reserve is reversed.

                  "Non-Default Disruption" shall have the meaning assigned to such term in Section 2.04(a).

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, other than Excluded Taxes.

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

                                                                                                23

                  "Outstanding" means, with respect to Commercial
Paper, all Commercial Paper issued at any time under the Issuing and Paying Agency and Depositary Agreement except
(a) Commercial Paper which has been paid through the Issuing and Paying Agent and Depositary and (b) matured Commercial
Paper and unmatured Commercial Paper which is deemed paid pursuant to Sections 8(d) and 10(b), respectively, of the Issuing and Paying Agency and Depositary Agreement.

                  "Outstanding Funded Indebtedness" means all outstanding Indebtedness of the Company and its Restricted
Subsidiaries on a consolidated basis excluding, without duplication, (a)the aggregate principal amount of all loans outstanding under the Credit Agreement, (b)any Indebtedness constituting Hedging Agreement obligations, (c) 80% of the aggregate amount of Eligible Performance Guarantees, (d) all Permitted Warehouse Indebtedness, (e) the payment obligations of the Company, whether or not contingent, under this Agreement and (f) the aggregate Face Amount of the Outstanding Commercial Paper.

                  "Participant" has the meaning assigned to such term in Section 9.04(e).

                  "Participating Banks" means the banks listed on
Schedule 2.01 hereof under the caption "Participating Banks" and any other Person which becomes a Participating Bank pursuant to Section 9.04.

                  "Participation Percentage" means, as of any date of determination, (a) with respect to a Participating Bank initially a party hereto, the percentage set forth opposite such Participating Bank's name on Schedule 2.01 hereof, except as provided in clause (c) below, (b) with respect to a Participating Bank that became a party hereto by operation of Section 9.04, the percentage participation interest assumed by such assignee Participating Bank as set forth in the instrument of assignment referred to in Section 9.04, except as provided in clause (c) below, and (c) with respect to any Participating Bank described in clause (a) or (b) above that assigns a percentage of its interests in accor dance with Section 9.04, its participation percentage as reduced by the percentage so assigned.

                  "PBGC" means the Pension Benefit Guaranty
Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Performance Deposits" means the right of the Company or any Restricted Subsidiary to receive from the purchaser or lender providing any Warehouse Facility an

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                               24

amount equal to (a)the face value of the assets which are the subject of such Warehouse Facility less (b)the sum of
(i) the amount of cash actually received by the Company or such Restricted Subsidiary as proceeds of such Warehouse
Facility and (ii) the aggregate amount of all Performance
Guarantees provided in connection with such Warehouse
Facility; provided that no such Performance Deposit shall, when taken together with the aggregate amount of all Performance Guarantees relating to the applicable Warehouse
Facility, in any event exceed 10% of the face value of the assets which are the subject of such Warehouse Facility.

                  "Performance Guarantee" means any Guarantee of the Company or any Restricted Subsidiary for the benefit of the provider of a Warehouse Facility of obligations relating to Receivables which are the subject of a Warehouse Facility in an amount which, when taken together with the aggregate amount of all Performance Deposits relating to the appli cable Warehouse Facility, is no greater than 10% of the face value of the Receivables which are the subject of such Warehouse Facility; provided that such Guarantee has the same economic effect as a Performance Deposit.

                  "Permitted Holders" means lineal descendants of Jules Fribourg, including any individual legally adopted;
spouses of such descendants; trusts, the beneficiaries of which are any of the foregoing; partnerships, corporations, or other entities in which any of the foregoing (individu ally or collectively) has a controlling interest; and charitable organizations established by any of the foregoing.

                  "Permitted Investments" means:

                  (a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

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

                                                                                                      25

                  (c)investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Company and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause(c) above; and

                  (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A2" by Moody's.

                  "Permitted Warehouse Indebtedness" means Warehouse
Indebtedness in connection with a Warehouse Facility;
provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets were, eligible to be recorded as held for sale on the balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii)such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness except to the extent the holders of such Warehouse Indebtedness have contractual recourse to the Company or its Restricted
Subsidiaries to satisfy claims in respect of such Warehouse
Indebtedness in excess of, without duplication, (a)the realizable value of the assets to which such Warehouse
Indebtedness relates and (b)any Performance Deposit securing such Warehouse Indebtedness or any Performance
Guarantee supporting such Warehouse Indebtedness and
(iii)any such Indebtedness has not been outstanding in excess of 364 days.


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

                                                                                                      26

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan
(other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes
(however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Credit Suisse as its prime rate in effect at its principal office in New York
City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company, any Restricted Subsidiary or a Strategic Alliance
Client in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

                  "Reference Banks" means Credit Suisse, Dresdner
Bank AG and The Bank of New York.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.
"Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that
Refinances any Indebtedness of the Company or any Restricted
Subsidiary existing on the date hereof or Incurred in compliance with this Agreement (including Indebtedness that

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

                                                                                                      27

Refinances Refinancing Indebtedness); provided, however, that (a)such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b)such Refinancing Indebtedness has an
Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (c)such
Refinancing Indebtedness has an aggregate principal amount
(or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;
provided further, however, that Refinancing Indebtedness shall not include (i)Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary or (ii)Indebtedness of the Company or a Restricted
Subsidiary that Refinances Indebtedness of an Unrestricted
Subsidiary.

                  "Related Business" means any consumer or commercial finance business or any financial service business.

                  "Related Documents" means the Letter of Credit, the Dealer Agreement, the Issuing and Paying Agency and
Depositary Agreement and any other agreement or instrument relating thereto.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Banks" means, on any date of
determination, Participating Banks which, collectively on such date, have Participation Percentages in the aggregate of more than 50%.

                  "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

                  "Rolling Period" means, at any time, the fiscal quarter most recently ended and the three immediately preceding fiscal quarters, considered as a single accounting period.

                  "S&P" means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies Inc., or any successor thereto.

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

                                                                                                      28

                  "Stated Amount" means the amount of the Letter of Credit, as determined pursuant to Section 2.01, as such amount shall be, from time to time, (a) reduced by each payment made pursuant to paragraph 2(a) of the Letter of Credit, (b) increased by each reimbursement made pursuant to paragraphs 3(a) and (d) of the Letter of Credit (subject, in the case of any increase pursuant to Section 3(d) of the Letter of Credit, to the expiration and non-duplication provisions set forth in the proviso therein), (c) reduced as provided in Section 2.11 or (d) reduced or increased as provided in Section 2.06.

                  "Stated Maturity" means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Strategic Alliance Client" means any Person
(other than a Restricted Subsidiary) engaged in a Related
Business to which the Company provides, or reasonably expects to provide, financing or asset securitization expertise in return for asset-backed underwriting or placement agent commitments.

                  "subsidiary" means, with respect to any Person
(the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Company.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

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

                                                                                                      29

                  "Termination Date" means September 8, 1998, as such date may be extended from time to time pursuant to
Section 2.11.

                  "Transactions" means the execution, delivery and performance by the Company of this Agreement, the borrowing of the Loans, the issuance of the Letter of Credit and the issuance of the Commercial Paper and the use of the proceeds thereof.

                  "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated;
provided, however, that no Default shall have occurred and be continuing or would occur as a result thereof and each representation and warranty of the Company contained in
Article III shall be true and correct in all material respects after giving effect to such designation. Any such designation by the Board of Directors shall be evidenced by the Company to the Agent by promptly filing with the Agent a copy of the board resolution giving effect to such designation and a certificate, signed by two executive officers, certifying that such designation complied with the foregoing provisions.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests or membership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser exclusively to finance the purchase or origination of Receivables by the Company, a Subsidiary or a Strategic
Alliance Client for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including purchase and sale facilities pursuant to which the Company or a Subsidiary sells Receivables or debt of a Strategic Alliance Client secured by Receivables owned or financed by such Strategic Alliance Client to a financial institution and retains a right of first refusal upon the

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      30

subsequent resale of such Receivables or debt by such financial institution.

                  "Warehouse Indebtedness" means the greater of
(a) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and
(b) the book value of the assets financed under a Warehouse
Facility with respect to Receivables or debt of a Strategic
Alliance Client secured by Receivables owned or financed by such Strategic Alliance Client until such time as such Receivables or debt are (i)securitized, (ii)repurchased by the Company or its Restricted Subsidiaries or (iii)sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

                  "Wholly Owned Subsidiary" means a Restricted
Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other
Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02.  Computation of Time Periods.  In
this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.03.  Terms Generally.  The definitions
of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word
"shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and

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

                                                                                                      31

"hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intan gible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04.  Accounting Terms; GAAP.  Except as
otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time;
provided that if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Required Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                               Amount and Terms of
                              the Letter of Credit

                  SECTION 2.01.  The Letter of Credit.  The Issuing
Bank agrees, on the terms and conditions hereinafter set forth, to issue the Letter of Credit to the Issuing and Paying Agent and Depositary on any Business Day during the period from the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitment, which date of issuance shall be specified in a notice delivered by the Company to the Issuing Bank and the Agent not fewer than one Business Day prior to such date
(unless such date is the date hereof). The Agent shall promptly transmit copies of such notice, if any, to the Participating Banks. The Letter of Credit shall be in a Stated Amount not to exceed $275,000,000, shall not exceed the Borrowing Base in effect at the time of issuance and shall expire on the Cancelation Date.


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

                                                                                               32

                  SECTION 2.02.  Commissions and Fees.  (a) The
Company agrees to pay the Agent, for the account of the Participating Banks, to be allocated among them ratably in accordance with their respective Participation Percentages, a fee on the Stated Amount, without regard to reductions thereof pursuant to Section 2.06(c)(iii), from the date that is the earlier of (i) the date that is two Business Days after the date hereof and (ii) the date of issuance of the Letter of Credit (with the Letter of Credit being deemed, solely for purposes of this Section 2.02, to have been issued on such earlier date, regardless of the actual date of issuance) until the Termination Date, at a rate per annum equal to the Applicable Percentage as in effect from time to time during such period, payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 1997, and on any expiration or termination of the Commitment or the Letter of Credit or reduction of the Stated Amount.

                  (b)The Company agrees to pay to the Agent for its own account and that of the Issuing Bank fees in the amounts and at the times set forth in the fee letter dated as of July 21, 1997, between the Company, the Issuing Bank and the Agent.

                  SECTION 2.03.  Reimbursement.  Except as otherwise
specified in Section 2.04, the Company will unconditionally pay to the Issuing Bank the amount of each disbursement made by the Issuing Bank under the Letter of Credit, together with accrued interest thereon, if any, not later than one
Business Day after the Company shall have received notice from the Issuing Bank that such disbursement has been made.
Unless the Company shall reimburse the Issuing Bank for any such disbursement in full or convert such disbursement into a Loan pursuant to Section 2.04 on the date of such disbursement, the unpaid amount thereof shall bear interest, payable on demand, (a) until the date on which such amount is due pursuant to the first sentence of this Section 2.03, at the rate per annum that would apply to such amount if such amount were an ABR Loan and (b) thereafter, until payment in full, at a fluctuating interest rate per annum equal to the Default Rate. Upon request from the Issuing and Paying Agent and Depositary, the Issuing Bank shall promptly notify the Issuing and Paying Agent and Depositary of all amounts due from the Company to the Issuing Bank pursuant to this Section 2.03. Upon receipt of repayment for any such disbursement, together with accrued interest, if any, thereon, pursuant to this Section 2.03, the Issuing
Bank shall promptly deliver to the Issuing and Paying Agent and Depositary a notice in accordance with paragraph 3(a) of the Letter of Credit.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                           33

                  SECTION 2.04.  Loans.  (a)If either (i)the
market for commercial paper is disrupted or (ii)the rating by either S&P or Moody's applicable to the Issuing Bank's
Index Debt falls below AA or Aa2, respectively, and, as a result, either (A)the Company is unable to sell Commercial
Paper to replace maturing Commercial Paper or (B)pricing conditions render it economically disadvantageous in any material respect for the Company to issue the Commercial
Paper to replace maturing Commercial Paper (each of clauses (A) and (B), individually, a "Non-Default
Disruption"), the Company may request the Issuing Bank to convert any amount due under Section 2.03 into a loan by the Issuing Bank (a "Loan"). Each such Loan shall initially be an ABR Loan. More than one Loan may be outstanding at the same time, and, subject to the terms and conditions set forth herein, the Company may prepay the Loans. The Issuing
Bank agrees to make any Loan so requested; provided that
(x) the Agent shall have received a request therefor pursuant to and in accordance with Section 4.03(b), (y) the Company shall have satisfied the conditions precedent specified in Section 4.03 on and as of the date of such requested Loan and (z) all amounts available in the Reimbursement Account (as defined in the Issuing and Paying
Agency and Depositary Agreement) shall have first been applied to the repayment, to the extent not otherwise provided for, of amounts due under Section 2.03. The
Issuing Bank shall promptly provide notice of any such Loan to the Issuing and Paying Agent and Depositary.

                  (b) The principal amount of each Loan shall be due and payable no later than the Termination Date.
Interest on each Loan shall be due and payable initially in accordance with Section 2.04(c)(i) and thereafter in accordance with Section 2.04(c)(i) or (ii), as applicable.
The Interest Period for each Eurodollar Loan shall begin on the effective date of the most recent conversion or continuation of such Eurodollar Loan and shall have the duration specified by the Company in its notice given with respect thereto pursuant to Section 2.15(b). No Interest
Period for a Eurodollar Loan shall end after the Termination
Date, and any Interest Period for a Loan that would otherwise end after the Termination Date shall be deemed to end on the Termination Date.

                  (c) The Company shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the principal amount thereof is paid in full at the applicable rate set forth below:

                  (i) ABR Loans. The Company shall pay interest on each ABR Loan from the date of such ABR Loan until such

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

                                                                                                      34

         ABR Loan is paid in full or converted to a Eurodollar
         Loan, payable in arrears on each Interest Payment Date for such ABR Loan at a fluctuating interest rate per annum equal to the Alternate Base Rate in effect from time to time; and

                  (ii) Eurodollar Loans. The Company shall pay interest on each Eurodollar Loan at the Adjusted LIBO
         Rate for the Interest Period for such Eurodollar Loan, payable in arrears on each Interest Payment Date for such Eurodollar Loan;

provided that (A) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (B)in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (C) all accrued interest shall be payable upon the expiration or termination of the Letter of Credit.

                  (d)      If, prior to the commencement of any Interest
Period for a Eurodollar Loan:

                  (i) the Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (ii) the Agent is advised by the Required Banks that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Banks of making or maintaining such Eurodollar Loan for such Interest Period;

then the Agent shall give notice thereof to the Company and the Participating Banks by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Company and the Participating Banks that the circumstances giving rise to such notice no longer exist, any Interest
Election Request that requests the conversion of any ABR
Loan to, or continuation of any Eurodollar Loan as, a Eurodollar Loan shall be ineffective.

                  (e) On and after the date on which the unpaid principal amount of any Eurodollar Loan shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, the rate of interest applicable on each day to the unpaid principal amount of such Loan shall be the higher of the

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      35

Adjusted LIBO Rate in effect for such Loan and the Alternate
Base Rate.

                  SECTION 2.05.  Reimbursement of Issuing Bank, Etc.
(a)(i)By the issuance of the Letter of Credit and without any further action on the part of the Issuing Bank or the Participating Banks, the Issuing Bank hereby grants to each Participating Bank, and each such Participating Bank hereby acquires from the Issuing Bank, a participation in the Letter of Credit equal to such Participating Bank's
Participation Percentage from time to time of the Stated
Amount, effective upon the issuance of the Letter of Credit.
In consideration and in furtherance of the foregoing, each Participating Bank hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing
Bank, the amounts set forth in this Section 2.05.

                  (ii) If the Issuing Bank (A) shall not have been reimbursed in full for any payment made by the Issuing Bank under the Letter of Credit on the date of such payment or
(B) shall make any Loan to the Company, the Issuing Bank shall give the Agent prompt notice thereof (an "LC Payment
Notice") no later than 12:00 noon (New York City time) on the Business Day immediately succeeding the date of such payment by the Issuing Bank or the date of the payment that gave rise to such Loan, as applicable, and the Agent shall give each Participating Bank prompt notice thereof (an
"Agent Payment Notice") no later than two hours following the Agent's receipt of the LC Payment Notice at such Participating Bank's address referred to in Section 9.01.

                  (iii) Upon receipt of an Agent Payment Notice, each
Participating Bank severally agrees to pay to the Agent, for the account of the Issuing Bank, an amount equal to such Participating Bank's ratable portion (according to such Participating Bank's Participation Percentage) of such unreimbursed amount or Loan paid or made by the Issuing
Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of payment by the Issuing Bank to the date of payment to the Issuing
Bank by such Participating Bank; provided that, with respect to any such unreimbursed amount, to the extent that the Participating Banks have made payments pursuant to this paragraph to reimburse the Issuing Bank, the Issuing Bank shall, promptly following receipt by the Issuing Bank of any payment by the Company to reimburse such unreimbursed amount, distribute such payment (including any amounts received with respect to interest on such unreimbursed amount from the date of payment of such unreimbursed amount by the Issuing Bank) to the Participating Banks as their interests may appear. The failure of the Issuing Bank, the

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

                                                                                                      36

Agent or the Company to give such LC Payment Notice, the Agent Payment Notice or the notice referred to in
Section 4.03(b), as the case may be, shall not affect any Participating Bank's obligations pursuant to this
Section 2.05(a).

                  (iv) Each such payment by a Participating Bank shall be made to the Agent, for the account of the Issuing
Bank, at its address referred to in Section 9.01 in dollars in same day funds (A) not later than 2:30 p.m. (New York
City time) on the day any such Agent Payment Notice is received by such Participating Bank, if such notice is received at or prior to 12:00 noon (New York City time) on a Business Day; (B) not later than 4:30 p.m. (New York City time) on the day any such Agent Payment Notice is received by such Participating Bank, if such notice is received after 12:00 noon (New York City time) but at or prior to 2:30 p.m.
(New York City time) on a Business Day; or (C) not later than 12:00 noon (New York City time) on the Business Day next succeeding the day any such Agent Payment Notice is received by such Participating Bank, if such notice is received after 2:30 p.m. (New York City time) on a Business
Day. Each Participating Bank's obligation to make each such payment to the Agent, for the account of the Issuing Bank, and the Agent's right to receive the same, for the account of the Issuing Bank, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the foregoing or the circumstances set forth in Section 2.13, the occurrence or continuance of an Event of Default or the failure of any other Participating Bank to make any payment under this
Section 2.05. Each Participating Bank further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (b) The failure of any Participating Bank to make any payment to the Agent, for the account of the Issuing
Bank, in accordance with Section 2.05(a) shall not relieve any other Participating Bank of its obligation to make payment, but neither the Issuing Bank nor any Participating
Bank shall be responsible for the failure of any other
Participating Bank to make such payment. If any Participating Bank shall fail to make any payment to the Agent, for the account of the Issuing Bank, in accordance with Section 2.05(a)(iv), then such Participating Bank agrees to pay to the Agent, for the account of the Issuing
Bank, forthwith on demand by the Agent or the Issuing Bank such corresponding amount together with interest thereon for the first two days following the day upon which any such payment shall have been due and payable at the Federal Funds
Effective Rate and thereafter until the date such amount is

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      37

paid to the Agent, for the account of the Issuing Bank, at the Alternate Base Rate plus 1% per annum.

                  (c) If any Participating Bank shall fail to make any payment to the Agent, for the account of the Issuing
Bank, in accordance with Section 2.05(a), then, in addition to other rights and remedies which the Issuing Bank may have, the Agent is hereby authorized, at the request of the Issuing Bank, to withhold that portion of any payments received by the Agent that would otherwise be payable to such Participating Bank and to apply such portion to the payment of amounts owing by such Participating Bank to the Issuing Bank and any related interest thereon.

                  SECTION 2.06.  Prepayments.  (a)  The Company may,
subject to prior notice in accordance with Section 2.06(b), prepay the outstanding amount of any Loan in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid to the extent required by
Section 2.04(c).

                  (b) The Company shall give notice to the Agent of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 12:00 noon (New York City time) three Business Days before the date of prepayment and
(ii)in the case of prepayment of an ABR Loan, not later than 12:00 noon (New York City time) one Business Day before the date of prepayment. Each such notice shall be irrevoc able and shall specify the prepayment or payment date and the principal amount of each Loan or portion thereof to be prepaid or repaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Letter of Credit as contemplated by
Section 2.11, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.11. Promptly following receipt of any such notice relating to a Loan, the Agent shall advise the Participating
Banks of the contents thereof. Each partial prepayment of any Loan (other than any prepayment pursuant to Section 2.06(c)(i)) shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

                  (c) If at any time the aggregate principal amount of any Loans outstanding plus any principal of amounts due pursuant to Section 2.03 plus the Stated Amount exceeds the Borrowing Base, the Company shall forthwith either (i) pre pay the Loans in accordance with this Section 2.06 or pay such principal of amounts due pursuant to Section 2.03 by an amount as shall be necessary to eliminate such excess,
(ii) deposit an amount in cash (or a cash equivalent that is

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                                                                                                      38

satisfactory in form and substance to the Issuing Bank and the Required Banks) in an account with the Agent (the
"Account"), in the name of the Agent and for the benefit of the Issuing Bank and the Participating Banks, equal to such excess as of such date plus any accrued and unpaid interest thereon; provided that such cash shall not include any assets which constituted Eligible Assets in the most recent
Borrowing Base Certificate or any proceeds thereof, or
(iii) reduce the Stated Amount by such excess by delivery to the Issuing Bank (with a copy to the Agent) of a certificate in accordance with paragraph 2(b) of the Letter of Credit;
provided that the Stated Amount shall not be reduced to an amount less than the aggregate Face Amount of all the Commercial Paper Outstanding at such time; provided further that, if at any time the Borrowing Base exceeds the aggregate principal amount of any Loans outstanding plus the Stated Amount, the Company may so notify the Issuing Bank, whereupon the Issuing Bank shall, subject to satisfaction of the conditions set forth in Section 4.02, increase the Stated Amount by an amount equal to such excess by delivery to the Issuing and Paying Agent and Depositary (with a copy to the Agent) of a notice in accordance with paragraph 3(c) of the Letter of Credit. Notwithstanding the foregoing, the Stated Amount shall not be so increased to an amount greater than the original Stated Amount minus the aggregate amount of all reductions of the Stated Amount pursuant to
Section 2.11 (excluding reductions required by clause (iii) above). Each reduction or increase of the Stated Amount pursuant to this Section 2.06(c) shall be applied ratably among the Participating Banks in accordance with their respective Participation Percentages.

                  (d) The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Company's risk and expense (except as a result of acts or omissions constituting the wilful misconduct or gross negligence of the Agent), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Account. Moneys in the Account shall be applied by the Agent to reimburse the Issuing Bank for payments under Section 2.03 for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the Letter of Credit at such time or, if the maturity of any Loans has been accelerated, be applied to satisfy other obligations of the Company under this Agreement. If at any time the Borrowing Base exceeds the aggregate principal amount of any Loans outstanding plus the

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      39

Stated Amount, the Agent shall return to the Company an amount of cash (to the extent not applied as aforesaid) equivalent to such excess within three Business Days.

                  (e) The Company shall promptly notify the Agent of the cessation of any Non-Default Disruption and, so long as no other Non-Default Disruptions are continuing, shall prepay all outstanding Loans, in accordance with this
Section 2.06, (i) within 10 Business Days after any such cessation, in the case of all ABR Loans, or (ii) at the end of the then current Interest Period for any such Loan, in the case of all Eurodollar Loans. The Agent shall promptly notify the Issuing and Paying Agent and Depositary of all prepayments required to be made by the Company pursuant to this Section 2.06(e). Upon receipt of any prepayment pursuant to this Section 2.06, the Agent shall promptly notify the Issuing Bank of the amount of such prepayment with respect to the principal of Loans, whereupon the Issuing Bank shall promptly deliver to the Issuing and Paying Agent and Depositary a notice in accordance with paragraph 3(b) of the Letter of Credit.

                  SECTION 2.07.  Increased Costs.  (a)  If any
Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit (or participatory interests therein) issued by, commitments or assets of, or deposits with or for the account of, or credit extended by, the Issuing Bank or any Participating Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on the Issuing Bank or any
         Participating Bank or the London interbank market any other condition affecting this Agreement, the Letter of Credit, any amount outstanding hereunder or any Eurodollar Loan or participatory interests therein;

and the result of any of the foregoing shall be to increase the cost to the Issuing Bank or such Participating Bank, as applicable, of issuing, maintaining or participating in this Agreement, the Letter of Credit or any Eurodollar Loan (or agreeing to make or making, funding or maintaining any Eurodollar Loan or participatory interest therein) or to reduce the amount of any sum received or receivable (whether of principal, interest or otherwise) by the Issuing Bank or such Participating Bank, as applicable, then the Company shall pay to the Agent for the account of the Issuing Bank or such Participating Bank, as applicable, such additional amount or amounts as will compensate the Issuing Bank or

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      40

such Participating Bank, as applicable, for such additional costs incurred or reduction suffered (excluding the effect of any Excluded Taxes).

                  (b)If the Issuing Bank or any Participating Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Issuing Bank's or such Participating
Bank's capital, as applicable, or on the capital of the Issuing Bank's or such Participating Bank's holding company, as applicable, if any, as a consequence of this Agreement, the Letter of Credit, any amount outstanding hereunder or any Loan or participating interest therein, to a level below that which the Issuing Bank or such Participating Bank, as applicable, or the Issuing Bank's or such Participating
Bank's holding company, as applicable, could have achieved but for such Change in Law (taking into consideration the Issuing Bank's or such Participating Bank's policies, as applicable, and the policies of the Issuing Bank's or such Participating Bank's holding company, as applicable, with respect to capital adequacy), then from time to time the Company will pay to the Issuing Bank or such Participating
Bank, as applicable, such additional amount or amounts as will compensate the Issuing Bank or such Participating Bank, as applicable, or the Issuing Bank's or such Participating
Bank's holding company, as applicable, for any such reduction suffered.

                  (c) A certificate of the Issuing Bank or a Participating Bank setting forth the amount or amounts necessary to compensate the Issuing Bank or such Participating Bank, as applicable, or its holding company, as the case may be, as specified in Section 2.07(a) or (b) shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay the Issuing
Bank or such Participating Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of the Issuing
Bank or any Participating Bank to demand compensation pursuant to this Section 2.07 shall not constitute a waiver of the Issuing Bank's or such Participating Bank's right, as applicable, to demand such compensation; provided that the Company shall not be required to compensate the Issuing Bank or a Participating Bank, as applicable, pursuant to this
Section 2.07 for any increased costs or reductions incurred more than 270 days prior to the date that the Issuing Bank or such Participating Bank, as applicable, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of the Issuing Bank's or such

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      41

Participating Bank's intention, as applicable, to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.08.  Break Funding Payments.  In the
event of (a) the payment of any principal of any Eurodollar
Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.06(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest
Period applicable thereto as a result of a request by the Borrower pursuant to Section 9.04(i), then, in any such event, the Company shall compensate each Participating Bank for the loss, cost and expense attributable to such event.
In the case of a Eurodollar Loan, such loss, cost or expense to any Participating Bank shall be deemed to include an amount determined by such Participating Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current
Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Participating Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Participating Bank setting forth any amount or amounts (and, in reasonable detail, the calculations relating thereto) that such Participating Bank is entitled to receive pursuant to this
Section 2.08 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Participating Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.09.  Payments and Computations.
(a) The Company shall make each payment hereunder to the Agent, at its address referred to in Section 9.01, on the

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

                                                                                                      42

day when due without setoff or counterclaim in dollars in same day funds not later than 12:00 noon (New York City time); provided that payments pursuant to Sections 2.03, 2.07, 2.08, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business
Day for purposes of calculating interest thereon. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Participating Banks to whom the same are payable at their respective addresses referred to in Section 9.01.

                  (b)      If, after the Agent has paid to any
Participating Bank any amount pursuant to Section 2.09(a), such payment is rescinded or must otherwise be returned or must be paid over by the Agent or the Issuing Bank to any Person, whether pursuant to any bankruptcy or insolvency law, Section 9.08(d) or otherwise, such Participating Bank shall, at the request of the Agent or the Issuing Bank, promptly repay to the Agent or the Issuing Bank, as the case may be, an amount equal to such payment, together with any interest required to be paid by the Agent or the Issuing
Bank with respect to such payment.

                  (c)  If at any time insufficient funds are
received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards amounts to reimburse the Issuing Bank for payments under Section 2.03 for which it has not been reimbursed by the Company (but excluding any amounts with respect to which the Issuing Bank has been reimbursed by the Participating Banks or with respect to which a Participating Bank has failed to reimburse the Issuing Bank), (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (d) Computations of the Alternate Base Rate shall be made by the Agent on the basis of a year of 360 days (or
365 or 366 days, as the case may be, at times when the Alternate Base Rate is based on the Prime Rate) for the actual number of days (including the first day but excluding the last day) elapsed. Computations of the Adjusted LIBO
Rate and the commissions and fees under Section 2.02 shall be made by the Agent on the basis of a year of 360 days for

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

                                                                                                      43

the actual number of days (including the first day but excluding the last day) elapsed.

                  (e) Notwithstanding any provision to the contrary herein, the Company shall pay interest on all past-due amounts of principal and (to the fullest extent permitted by law) interest, costs, commissions, fees and expenses hereunder, from the date when such amounts became due until paid in full, payable on demand, at the Default Rate in effect from time to time.

                  SECTION 2.10.  Non-Business Days.  Whenever any
payment to be made hereunder shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be; provided, however, that (a)if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest
Period pertaining to a Eurodollar Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

                  SECTION 2.11.  Termination; Reduction; Extension.
(a)Unless previously terminated, the Commitment and the Letter of Credit shall terminate on the Termination Date.

                  (b) The Commitment shall terminate upon issuance of the Letter of Credit and may be terminated by the Company at any time prior to issuance of the Letter of Credit. The
Company may (x) at any time cause the Issuing and Paying
Agent and Depositary to terminate the Letter of Credit by causing the Issuing and Paying Agent and Depositary to deliver to the Issuing Bank (with a copy to the Agent) the Letter of Credit and a certificate in accordance with paragraph (1) of the Letter of Credit or (y)from time to time reduce the Stated Amount by delivering to the Issuing
Bank (with a copy to the Agent) a certificate in accordance with paragraph 2(b) of the Letter of Credit; provided that each such reduction pursuant to this Section 2.11(b) shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000; provided further that (i) the

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

                                                                                                      44

Company shall not cause the Issuing and Paying Agent and Depositary to terminate the Letter of Credit so long as any Loans are outstanding or any Commercial Paper is Outstanding at such time, any amounts are due pursuant to Section 2.03 or any other amounts are due hereunder and (ii) the Company shall not reduce the Stated Amount if, after giving effect to any concurrent prepayment of any Loans in accordance with
Section 2.06 and any concurrent payment of principal due pursuant to Section 2.03, (A) the sum of (1) the aggregate principal amount of, and accrued interest on, the Loans outstanding at such time plus (2) the aggregate Face Amount of any Commercial Paper Outstanding at such time plus (3) the aggregate principal amount of, and accrued interest on, any disbursements due pursuant to Section 2.03 and any other amounts due hereunder would exceed (B) the difference of
(1)the original Stated Amount of the Letter of Credit minus
(2)the aggregate amount of all reductions (including the current reduction) of the Stated Amount pursuant to this
Section 2.11.

                  (c) The Company shall give notice to the Agent of any election to (i) cause the Issuing and Paying Agent and Depositary to terminate the Letter of Credit or (ii)reduce the Stated Amount under Section 2.11(b) at least five
Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Promptly following receipt of any notice, the Agent shall advise the Issuing Bank and the Participa ting Banks of the contents thereof. Each notice delivered by the Company pursuant to this Section 2.11(c) shall be irrevocable; provided that a notice of termination of the Letter of Credit delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Letter of Credit or reduction of the Stated Amount pursuant to this Section 2.11 shall be permanent. Each reduction of the Stated Amount pursuant to this Section 2.11 shall be applied ratably among the Participating Banks in accordance with their respective
Participation Percentages.

                  (d)(i) Not less than 60 days and not more than 75 days before the Termination Date at any time in effect (the
"Current Termination Date"), the Company may request (each such request being irrevocable) the Agent and the Issuing
Bank in writing (with copies of such request simultaneously provided to each Participating Bank) to extend (a) the Termination Date so that it will occur 364 days after the Current Termination Date and (b) the Letter of Credit to a

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                            45

date that is 364 days after the Current Termination Date;
provided that the Company may request no more than five such extensions pursuant to this Section 2.11(d). The Agent shall notify each Participating Bank of the receipt of such request within five Business Days. The Issuing Bank and each Participating Bank shall, by notice to the Agent given not less than 30 days and not more than 60 days prior to the Current Termination Date, advise the Agent in writing whether it agrees to such extension. The Agent shall, no later than 30 days prior to the Current Termination Date, notify the Company (with a copy of such notice to the Issuing and Paying Agent and Depositary) which of the Agent, the Issuing Bank and each Participating Bank consents to such request and the conditions to any such consent
(including conditions relating to legal documentation). The granting of any such consent shall be in the sole and absolute discretion of the Agent, the Issuing Bank and each Participating Bank, and the election of any such party to such extension shall not obligate any other such party to agree. If the Issuing Bank or any Participating Bank shall not have notified the Agent of its agreement to such extension, it shall be deemed not to have agreed thereto. In the event there is at least one Participating Bank that has not agreed to such extension, the Company may at its option revoke its request by giving notice of such revocation to the Agent not later than three Business Days prior to the Current Termination Date, in which case no extension of the Termination Date shall be effected pursuant to such request.
The Agent shall promptly advise the Issuing Bank and the Participating Banks of any such revocation.

                  (ii) If (and only if) the Agent, the Issuing Bank and Participating Banks (including Additional Participating
Banks (as defined below)) with aggregate Participation
Percentages which, when multiplied by the Stated Amount (as reduced only by any irrevocable reductions by the Company pursuant to Section 2.11(b) and any reductions in previous years pursuant to this Section 2.11(d)), will equal or exceed $200,000,000 shall have agreed to extend the Termination Date (and the Company has not revoked its request pursuant to subparagraph (i) above), then the Termination Date applicable to all such parties that have so agreed shall be the day that is 364 days after the Current
Termination Date; provided that (A)no Non-Default
Disruption shall be continuing on the Current Termination
Date, (B) the Termination Date shall not be extended with respect to any Loans outstanding at such time, (C)no such extension shall occur if, after giving effect to such extension, any Participating Bank shall have a Participation
Percentage in excess of 25% and (D) no such extension shall occur if, after giving effect to such extension and the

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                                                                                                      46

following sentence, (1) the sum of (I)the aggregate principal amount of, and accrued interest on, the Loans outstanding at such time plus (II) the aggregate Face Amount of any Commercial Paper Outstanding at such time plus
(III) the aggregate principal amount of, and accrued interest on, any disbursements due pursuant to Section 2.03 and any other amounts due hereunder would exceed (2)the difference of (I) the original Stated Amount of the Letter of Credit minus (II) the aggregate amount of all reductions
(including the current reduction) of the Stated Amount pursuant to Sections 2.11(b) and 2.11(d)(ii). In the event of such extension, (x) the participation of each Participating Bank that has not so agreed shall terminate on the Current Termination Date and all amounts payable hereunder to such Participating Bank shall become due and payable by the Company (or by the relevant Additional
Participating Bank, if applicable, pursuant to subparagraph (iii) below) on the Current Termination Date and (y)the Stated Amount shall be irrevocably reduced by an amount equal to the product of (1) the aggregate
Participation Percentages of all such non-extending
Participating Banks (to the extent not assumed by Additional
Participating Banks) and (2) the Stated Amount.
Notwithstanding the foregoing, no extension of the Termination Date shall become effective unless, on the Current Termination Date, the conditions set forth in
Section 4.02 shall be satisfied (with all references in such Section to the date of such issuance or increase being deemed to be references to the Current Termination Date), the Agent shall have received a certificate to that effect dated the Current Termination Date and executed by a Financial Officer of the Company and the Company shall have delivered to the Issuing Bank a certificate in accordance with paragraph 2(b) of the Letter of Credit setting forth any reduction in the Stated Amount required by the immediately preceding sentence. Upon the occurrence of any such extension, the Issuing Bank shall deliver to the Issuing and Paying Agent and Depositary a certificate setting forth the new Termination Date in accordance with paragraph 5 of the Letter of Credit.

                  (iii) In the event that the conditions of paragraph (ii) above have been satisfied, the Company shall have the right on or before the Current Termination Date, at its own expense, to require any Participating Bank that has not agreed to extend the Termination Date to transfer and assign without recourse (except as to title and the absence of Liens created by it) (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to one or more other banks or other financial institutions

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

                                                                                                      47

(which may include any Participating Bank, each prior to the Current Termination Date an "Additional Participating
Bank"); provided that (x) such Additional Participating
Bank, if not already a Participating Bank hereunder, shall be subject to the approval of the Agent, the Issuing Bank and the Company (such consent not to be unreasonably withheld), (y) such assignment shall become effective as of the Current Termination Date and (z) the Additional
Participating Bank shall pay to such Participating Bank that has not agreed to extend the Termination Date in immediately available funds on the effective date of such assignment all amounts accrued for its account or owed to it hereunder.
The Agent shall, if requested by the Company, use its reasonable efforts to assist the Company in finding
Additional Participating Banks.

                  SECTION 2.12.  Evidence of Debt.  The Agent shall
maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Company resulting from each drawing under the Letter of Credit and from each Loan made from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded.

                  SECTION 2.13.  Obligations Absolute.  (a)  The
obligations of the Company hereunder shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) under all circumstances, including the following circumstances; provided, however, that the same shall not limit, diminish, preclude or otherwise adversely affect any claim that may be brought by the Company under
Section 2.13(d):

                  (i) any lack of validity or enforceability of the Related Documents;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of the Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Related
         Documents;

                  (iii) the existence of any claim, setoff, defense or other right which the Company may have at any time against the Issuing and Paying Agent and Depositary or

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

                                                                                                      48

         any other beneficiary, or any transferee, of the Letter of Credit (or any Persons for whom the Issuing and Paying Agent and Depositary, any such beneficiary or any such transferee may be acting), the Issuing Bank, any Participating Bank, or any other Person, whether in connection with this Agreement, the Transactions, or any unrelated transaction;

                  (iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or certifi cate which does not comply with the terms of the Letter of Credit;

                  (vi) any exchange of, release of or non-perfection of any interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of the Letter of Credit;

                  (vii) the use of the proceeds of any drawing under the Letter of Credit by the Issuing and Paying Agent and Depositary; or

                  (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  (b) The obligations of each Participating Bank under Section 2.05 shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) under all circumstances, including the following circumstances:

                  (i) any lack of validity or enforceability of the Related Documents;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of the Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Related
         Documents;


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

                                                                                                      49

                  (iii) the existence of any claim, setoff, defense or other right which the Company may have at any time against the Issuing and Paying Agent and Depositary or any other beneficiary, or any transferee, of the Letter of Credit (or any Persons for whom the Issuing and Paying Agent and Depositary, any such beneficiary or any such transferee may be acting), the Issuing Bank, any Participating Bank, or any other Person, whether in connection with this Agreement, the Transactions, or any unrelated transaction;

                  (iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit;

                  (vi) any exchange of, release of or non-perfection of any interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of the Letter of Credit;

                  (vii) the use of the proceeds of any drawing under the Letter of Credit by the Issuing and Paying Agent and Depositary; or

                  (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  (c)      Without limiting the effect of
Section 2.13(a) or (b) or any other provision hereof, the Company and each Participating Bank agree with the Issuing
Bank that the Issuing Bank is authorized to make payments under the Letter of Credit upon the presentation of the documents provided for therein and without regard to whether the Company has failed to fulfill any of its obligations with respect to any Related Document or other default has occurred thereunder or hereunder.

                  (d)  As between the Issuing Bank and the
Participating Banks on the one hand, and the Company on the other, the Company assumes all risks of the acts or omissions of the Issuing and Paying Agent and Depositary and any other beneficiary or transferee of the Letter of Credit

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      50

with respect to its use of the Letter of Credit. None of the Issuing Bank, any Participating Bank and any of their officers or directors shall be liable or responsible for:
(i)the use which may be made of the Letter of Credit or any acts or omissions of the Issuing and Paying Agent and Depositary and any other beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the Issuing Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or
(iv)any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Company shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which were caused by (A)the Issuing Bank's wilful misconduct or gross negligence, as determined by a court of competent jurisdiction, in determining whether documents presented under the Letter of Credit are genuine or comply with the terms of the Letter of Credit or (B)the
Issuing Bank's wilful or grossly negligent failure, as determined by a court of competent jurisdiction, to make lawful payment under the Letter of Credit after the presentation to it by the Issuing and Paying Agent and Depositary of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept original or facsimile (including telecopy) sight drafts and accompanying certificates presented under the Letter of Credit that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 2.14.  Taxes.  (a) Any and all payments
by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i)the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Agent or such Participating Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount

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

                                                                                                      51

deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b)  In addition, the Company shall pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Company shall indemnify the Agent and each Participating Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Participating Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Company hereunder
(including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.14) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental
Authority. A certificate as to the amount of such payment or liability (showing in reasonable detail the calculation of such amount) delivered to the Company by a Participating
Bank, or by the Agent on its own behalf or on behalf of a Participating Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

                  (e) Any Foreign Participating Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.15.  Interest Elections.  (a)Each Loan
initially shall be an ABR Loan. Thereafter, the Company may elect to convert such Loan to a different type or to continue such Loan and, in the case of a Eurodollar Loan, may elect Interest Periods therefor, all as provided in this

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      52

Section 2.15; provided that (i) no Loan with a principal amount of less than $1,000,000 shall be converted to, or continued as, a Eurodollar Loan and (ii) there shall not at any time be more than a total of three Eurodollar Loans outstanding.

                  (b)To make an election pursuant to this
Section 2.15, the Company shall give notice to the Agent of such election, specifying the information required pursuant to Section 2.15(c), (i)if such Loan is to be an ABR Loan, before 12:00 noon (New York City time) at least one Business
Day prior to the effective date of such conversion or continuance or (ii) if such Loan is to be a Eurodollar Loan, before 12:00 noon (New York City time) at least three
Business Days prior to the effective date of such conversion or continuance (each an "Interest Election Request"). Each such Interest Election Request shall be irrevocable.

                  (c) Each Interest Election Request shall specify the following information:

                  (i)  the Loan to which such Interest Election
         Request applies;

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Loan is to be an ABR
         Loan or a Eurodollar Loan; and

                  (iv) if the resulting Loan is a Eurodollar Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest
         Period".

If any such Interest Election Request requests a Eurodollar
Loan but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest
Election Request, the Agent shall advise each Participating
Bank of the details thereof and of such Participating Bank's portion of each resulting Loan.

                  (e) If the Company fails to deliver a timely
Interest Election Request with respect to a Eurodollar Loan prior to the end of the Interest Period applicable thereto, then, unless such Loan is repaid as provided herein, at the

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

                                                                                                      53

end of such Interest Period such Loan shall be converted to an ABR Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Banks, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Loan may be converted to or continued as a Eurodollar Loan and (ii)unless repaid, each Eurodollar Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto.


                                   ARTICLE III

                         Representations and Warranties

                  The Company represents and warrants to the Participating Banks that:

                  SECTION 3.01.  Organization; Powers.  Each of the
Company and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted.
Each of the Company and its Restricted Subsidiaries is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.

                  SECTION 3.02.  Authorization; Enforceability.  The
Transactions are within the Company's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and the Related Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03.  Governmental Approvals; No
Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect,
(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      54

Company or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or material agreement or other instrument binding upon the Company or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Restricted Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Restricted
Subsidiaries.

                  SECTION 3.04.  Financial Condition; No Material
Adverse Change. (a) The Company has heretofore furnished to the Participating Banks the balance sheet and statements of income, stockholders equity and cash flows of the Company and its Restricted Subsidiaries on a consolidated basis
(i) as of and for the fiscal year ended March 31, 1997 reported on by Arthur Andersen LLP, independent public accountants, and (ii)as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its Restricted Subsidiaries on a consol idated basis as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii), above.

                  (b)  Since June 30, 1997, there has been no
material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Restricted Subsidiaries, taken as a whole.

                  SECTION 3.05.  Properties.  (a)  Each of the
Company and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b)  Each of the Company and its Restricted
Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggre gate, could not reasonably be expected to result in a Material Adverse Effect.

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

                                                                                                      55

                  SECTION 3.06.  Litigation and Environmental
Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Restricted
Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material
Adverse Effect (other than the Disclosed Matters) or
(ii)that involve this Agreement, the Related Documents or the Transactions.

                  (b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Restricted Subsidiaries (i)has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environ mental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv)knows of any basis for any Environmental Liability.

                  (c)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse
Effect.

                  SECTION 3.07.  Compliance with Laws and Agree
ments. Each of the Company and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08.  Investment and Holding Company
Status.  Neither the Company nor any of its Restricted
Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (other than any Restricted Subsidiary which is not subject to regulation under such statute as a result of an exemption therefrom) or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility
Holding Company Act of 1935.

                  SECTION 3.09.  Taxes.  Each of the Company and its
Restricted Subsidiaries has timely filed or caused to be

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

                                                                                                      56

filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10.  ERISA.  No ERISA Event has occurred
or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan
(based on the assumptions used for purposes of Statement of Financial Accounting Standards No.87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans
(based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11.  Disclosure.  The Company has
disclosed to the Participating Banks all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Agent or any Participating Bank in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assump tions believed to be reasonable at the time; provided further that with respect to information about third parties the Company represents only that it has no actual knowledge that such information is inaccurate or misleading.


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

                                                                                                     57

                  SECTION 3.12.  Federal Reserve Regulations.
(a) Neither the Company nor any of the Restricted
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any issuance of the Commercial Paper will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i)to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii)in any event, for any purpose which entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01.  Effective Date.  The obligation of
the Issuing Bank to issue the Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a)  The Agent (or its counsel) shall have
         received from each party hereto either (i) a counter part of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent
         (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Agent shall have received a favorable written opinion (addressed to the Agent, the Issuing
         Bank and the Participating Banks and dated the Effective Date) of Pitney, Hardin, Kipp & Szuch and of
         Michael R. Mayberry, counsel for the Company, substantially in the forms of Exhibits E and F, respectively, and covering such other matters relating to the Company, this Agreement, the Related Documents or the Transactions as the Required Banks shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

                  (c) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization,

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

                                                                                                      58

         existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement, the Related Documents or the Transactions, all in form and substance satisfactory to the Agent and its counsel.

                  (d) The Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in
         Section 4.02(a) and (b).

                  (e) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

                  (f) The Agent and each Participating Bank shall have received (i) a Borrowing Base Certificate prepared by the Company and reasonably satisfactory to the Agent and showing the Borrowing Base as of the close of business on July 31, 1997, and (ii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request in writing prior to the date hereof.

                  (g)  The Agent (or its counsel) shall have
         received from each party thereto either (i) a counter part of each of the Related Documents signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of each of the Related Documents.

                  (h) The Commercial Paper shall have received a short term rating from S&P, Moody's and Fitch equivalent to or greater than the long term rating on the Issuing Bank's Index Debt, and in no event less than a rating of "A-1" from S&P, "P-1" from Moody's and "F-1" from Fitch.

                  (i) The Commercial Paper shall not be required to be registered with the Securities and Exchange
         Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange.

                  (j)  All of the conditions precedent set forth in
         Section 4 (other than Section 4(d)) of the Amendment

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                                                                                                     59

         dated as of September 9, 1997 to the Credit Agreement shall have been satisfied in full.

                  (k) The Issuing Bank shall have approved the offering documents with respect to the Commercial
         Paper.

The Agent shall notify the Company and the Participating
Banks of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligation of the Issuing Bank to issue the Letter of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. (New York City time) on September 9, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

                  SECTION 4.02.  Issuance and Increases.  The
obligation of the Issuing Bank to issue the Letter of Credit and the ability of the Company to increase the Stated Amount pursuant to Section 2.06(c)(iii) are subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on and as of the date of such issuance or increase, as applicable.

                  (b) At the time of and immediately after giving effect to such issuance or increase, as applicable, no Default shall have occurred and be continuing.

                  (c)  The Agent shall have received the most recent
         Borrowing Base Certificate required to have been delivered pursuant to Section 5.01(g).

The issuance of the Letter of Credit and each increase of the Stated Amount pursuant to Section 2.06(c)(iii) shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.02.

                  SECTION 4.03.  Each Loan.  (a)  The obligation of
the Issuing Bank to make any Loan is subject to the satisfaction of the following conditions:

                  (i) At the time of such making of such Loan, a Non-Default Disruption shall have occurred and be continuing.


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                                                                                                      60

                  (ii) At the time of and immediately after giving effect to such making of such Loan, no Default shall have occurred and be continuing.

                  (iii)  The Agent shall have received the most recent
         Borrowing Base Certificate required to have been delivered pursuant to Section 5.01(g).

Each such making of a Loan shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in subsections(i), (ii) and (iii)of this Section 4.03(a).

                  (b) The obligation of the Issuing Bank to make any Loan pursuant to Section 2.04 shall be subject to the further condition precedent that the Agent shall have received from the Company a notice not later than 10:00 a.m.
(New York City time) on the Business Day on which such Loan is to be made specifying the principal amount of such Loan.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitment and the Letter of Credit have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Company covenants and agrees with the Participating Banks that:

                  SECTION 5.01.  Financial Statements and Other
Information. The Company will furnish to the Agent and each Participating Bank:

                  (a) within 90 days after the end of each fiscal year of the Company, (i) a copy of the audited consoli dated balance sheet of the Company and its Restricted
         Subsidiaries on a consolidated basis and the related statements of operations, stockholders' equity and cash flows, as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing
         (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Restricted

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

                                                                                                      61

         Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) a letter from such independent public accountants certifying that during the course of their audit nothing came to their atten tion that would indicate that the Borrowing Base
         Certificate, if any, relating to the last day of such fiscal year is inaccurate in any material respect;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company and its Restricted Subsidiaries on a consolidated basis and the related statements of operations, stockholders' equity and cash flows, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial
         Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b), above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
         (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.09;
         (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
         Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and
         (iv) setting forth the aggregate amount of all Warehouse Facilities and the aggregate portions thereof provided on a committed and on an uncommitted basis;

                  (d) concurrently with any delivery of financial statements under clause (a), above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate

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                                                                                                      62

         may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental
         Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Agent, on its own behalf or on behalf of any Participating Bank, may reasonably request;

                  (g)unless the Company's Index Debt is Investment
         Grade, not later than 12:00 noon (New York City time) on the fifteenth Business Day of each month, (i)a
         Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of the immediately preceding month, each such certificate to be certified by a Financial Officer as complete and correct in all material respects, and (ii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall from time to time reasonably request; and

                  (h)immediately upon (i) any revaluation, or any event that under GAAP would require a revaluation, in either case resulting from a change in assumptions, performance or valuation methodology or any other circumstance not arising in the ordinary course of the Company's business, of the Excess Spread Receivables on an aggregate basis on a balance sheet required to be delivered under clause (a) or (b), above, a certificate of a Financial Officer describing such revaluation and the reasons therefor and (ii) notice of any change of the rating of the Company's Index Debt.

                  SECTION 5.02.  Notices of Material Events.  The
Company will furnish to the Agent and each Participating
Bank prompt notice of the following:

                  (a) the occurrence of any Default;


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                                                                                                      63

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Govern mental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Restricted
         Subsidiaries in an aggregate amount exceeding
         $5,000,000;

                  (d) any other development that results in, or could reasonably be expected to result in, a Material
         Adverse Effect; and

                  (e) the occurrence of any Non-Default Disruption.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03.  Existence; Conduct of Business.
The Company will, and will cause each of its Restricted
Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit
(a) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (b) any Asset Disposition permitted under Section 6.04.

                  SECTION 5.04.  Payment of Obligations.  The
Company will, and will cause each of its Restricted
Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and
(c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse
Effect.


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

                                                                                                 64

                  SECTION 5.05.  Maintenance of Properties;
Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06.  Books and Records; Inspection and
Audit Rights. (a) The Company will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Agent or any Participating Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with officers of the Company and its independent accountants, all at such reasonable times and as often as reasonably requested; provided that any such discussions with such independent accountants pursuant to this paragraph shall be held no more than once in any fiscal year unless
(and shall be at the sole cost and expense of the Company if) a Default shall have occurred and be continuing. If the Company so elects, on any visit or inspection or during any discussion pursuant to this Section 5.06, such designated representatives shall be accompanied by one or more representatives of the Company.

                  (b) At any time upon the request of the Agent made with reasonable prior notice, the Company will permit the Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agent to conduct evaluations and appraisals of
(i)the Company's practices in the computation of the Borrowing Base, and (ii)the assets included in the Borrowing Base, and will pay the reasonable fees and expenses in connection therewith; provided that such persons shall be entitled to conduct such evaluations and appraisals only if (A)a Default has occurred and is continuing or
(B)the Agent, or the Required Banks through the Agent, determines that a Material Adverse Effect has occurred since the Effective Date.

                  SECTION 5.07.  Compliance with Laws.  The Company
will, and will cause each of its Restricted Subsidiaries to,

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

                                                                                                      65
comply with all laws, rules, regulations and orders of any
Governmental Authority applicable to it or its property,
except where the failure to do so, individually or in the
aggregate, could not reasonably be expected to result in a
Material Adverse Effect.

                  SECTION 5.08.  Purpose.  The Letter of Credit will
be issued only to support the issuance from time to time of Commercial Paper to provide for the Company's financing requirements.

                  SECTION 5.09.  Related Documents.  The Company
shall comply in all material respects with the terms of the Related Documents.

                  SECTION 5.10. Reimbursement Account. At any time after any Commercial Paper matures and a disbursement is to be made under the Letter of Credit in connection therewith, prior to any subsequent issuances of Commercial Paper, the Company shall deposit in the Reimbursement Account (as defined in the Issuing and Paying Agency and Depositary
Agreement) an amount, to be applied to the reimbursement of such disbursement or any related Loan, equal to the amount by which the Face Amount of such Commercial Paper exceeds the proceeds of such Commercial Paper to be deposited in the Reimbursement Account.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitment and the Letter of Credit have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, the Company covenants and agrees with the Participating Banks that:

                  SECTION 6.01.  Limitation on Indebtedness and
Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to Incur, or permit to exist with respect to any Restricted Subsidiary, directly or indirectly, any Indebtedness or Preferred Stock except:

                  (a) Permitted Warehouse Indebtedness;

                  (b) Indebtedness or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary;
         provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such

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

                                                                                                      66

         Wholly Owned Subsidiary ceasing to be a Wholly Owned
         Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of Indebted ness or Preferred Stock by the issuer thereof;

                  (c) Indebtedness or Preferred Stock of a
         Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock
         Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company);

                  (d) Indebtedness or Preferred Stock outstanding on the date hereof and set forth in Schedule 6.01 (other than Indebtedness described in clause (a), (b) or (c) of this Section 6.01); and

                  (e) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clause (c) or (d) of this Section or this clause (e);
         provided, however, that to the extent such Refinancing
         Indebtedness directly or indirectly Refinances
         Indebtedness or Preferred Stock of a Subsidiary described in clause (c) of this Section, such Refinancing Indebtedness shall be Incurred only by such Subsidiary.

                  SECTION 6.02.  Limitation on Liens.  The Company
will not, and will not permit any Subsidiary to, Incur or permit to exist any Lien on any of its properties (including
Capital Stock of a Restricted Subsidiary), whether owned on the date hereof or thereafter acquired, or on any income or revenues or rights in respect of any thereof, or assign or transfer any income or revenues or rights in respect thereof except:

                  (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import

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

                                                                                                      67

         duties or for the payment of rent, in each case
         Incurred in the ordinary course of business;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

                  (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

                  (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person (and in any event excluding
         Capital Stock of another Person); provided, however, that the Lien may not extend to any other asset owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construc tion, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (g) Liens on Performance Deposits and any
         Receivables or other assets referred to in clause (ii)(a) of the definition of Permitted Warehouse
         Indebtedness, in each case owned by the Company or a

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

                                                                                                      68

         Restricted Subsidiary, as the case may be, to secure
         Permitted Warehouse Indebtedness;

                  (h) Liens on Excess Spread Receivables (or on the
         Capital Stock of any Subsidiary of such Person substan tially all the assets of which are Excess Spread
         Receivables); provided, however, that (i)(A) any such Liens shall not pertain to any Excess Spread Receivable existing on the date hereof, which, if created there after, would have been an Eligible Excess Spread
         Receivable unless such Excess Spread Receivable was subject to a Lien on such date created by the Company in respect of the financing thereof (a "predecessor
         Lien"); provided further, however, that in the case of any such Liens (a "subsequent Lien") on Excess Spread
         Receivables which were subject to predecessor Liens, the sum of (x)the aggregate book value of subordinated interests created and retained by the Company or its Restricted Subsidiaries as a result of the sale or financing associated with such subsequent Liens and
         (y)the aggregate book value of any Excess Spread
         Receivables which were subject to predecessor Liens but which are then no longer subject to any Lien (other than permitted Liens described under another clause of this Section) shall equal at least the aggregate book value at such time of all such Excess Spread Receiv ables which are then subject to subsequent Liens, as calculated immediately prior to the creation of each such subsequent Lien, multiplied by a fraction the numerator of which is the aggregate book value of the subordinated interests associated with all predecessor
         Liens on the date hereof, and the denominator of which is the sum of (x) such aggregate book value of such subordinated interests and (y) the outstanding balance on the date hereof, of the related senior interests;
         and (B) any such Lien on any Eligible Excess Spread
         Receivables shall extend to Eligible Excess Spread
         Receivables representing no more than 50% of the amount of Eligible Excess Spread Receivables shown on the balance sheet of the Company and its Restricted
         Subsidiaries on a consolidated basis, determined and consolidated in accordance with GAAP, as of the later of (x)the date hereof and (y) the end of the most recent fiscal quarter of the Company prior to the creation of such Lien for which financial statements are available; and (ii) for purposes of this clause
         (h), any Lien on the Capital Stock of any Person substantially all the assets of which are Excess Spread
         Receivables shall be treated as a Lien on the Excess
         Spread Receivables of such Person;


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                                                                                                      69

                  (i) Liens existing on the date hereof and listed on Schedule 6.02;

                  (j) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other
         Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (k) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

                  (m) Liens (other than on any Excess Spread
         Receivables) securing Hedging Agreements; and

                  (n) Liens to secure any Refinancing (or successive
         Refinancings) as a whole, or in part, of any Indebted ness secured by any Lien referred to in the foregoing clauses (f), (i), (j) and (k); provided, however, that
         (i) such new Lien shall be limited to all or part of the same property that secured the original Indebted ness (plus improvements to or on such property), and
         (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of
         (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (f), (i), (j) or (k), as the case may be, at the time the original Lien became a Lien permitted by this Section, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

                  Notwithstanding the foregoing, clauses (f), (j) or
(k), above, will be deemed to exclude any Lien to the extent

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                                                                                                      70

such Lien applies to any Additional Assets acquired directly or indirectly with Net Available Cash pursuant to
Section 6.04.

                  SECTION 6.03.  Limitation on Mergers and
Consolidations. The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

                  (a) the Company shall be the surviving Person of any such transaction;

                  (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

                  (c) immediately after giving effect to such transaction, the successor company shall have Consolidated Net Worth in an amount which is not less than Consolidated Net Worth immediately prior to such transaction; and

                  (d) the Company shall have delivered to the Agent a certificate, signed by two executive officers, and an opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement.

                  Notwithstanding the foregoing clauses (b) and (c), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Wholly Owned Subsidiary.

                  SECTION 6.04.  Limitation on Sales of Assets and
Subsidiary Stock. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any sale, lease, transfer or other disposition
(or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolida tion or similar transaction (each referred to for the purposes of this definition as an "Asset Disposition"), of:

                  (a) any shares of Capital Stock of a Restricted
         Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted
         Subsidiary);


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                                                                                                      71

                  (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary;

                  (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

                  (d) any Investment in a Strategic Alliance Client;
         or

                  (e) any Excess Spread Receivables;

other than, in the case of (a), (b), (c), (d) and (e), above, (i) an Asset Disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary or (ii) an Asset Disposition
(including related assets) for an aggregate consideration of $1,000,000 or less, unless (A) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, and (B) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (x) to the extent the Company elects, to acquire
Additional Assets, either directly or through a Restricted
Subsidiary, within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available
Cash, and (y) to the extent of the balance of such Net
Available Cash after application in accordance with clause (x), to permanently reduce the Commitments (as defined in the Credit Agreement) in accordance with
Section 2.07 of the Credit Agreement and to make any prepay ments required by such Section in connection with such reduction pursuant to the Credit Agreement.

                  Notwithstanding the foregoing provisions of this Section, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accor dance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which has not been applied in accordance with this paragraph exceeds $10,000,000. Pending application of Net Available
Cash pursuant to this Section, such Net Available Cash shall be applied (i) to prepay outstanding Loans under and as defined in the Credit Agreement and (ii) to the extent of

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the excess of Net Available Cash over the principal amount
of outstanding Loans (as defined in the Credit Agreement), in Permitted Investments.

                  SECTION 6.05.  Limitation on Loans and Invest
ments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire
(including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities
(including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other
Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (i) Permitted Investments;

                  (ii) Investments by the Company or any Restricted
         Subsidiary in a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (iii) a Strategic Alliance Client to the extent such Investment consists of options, warrants or other securities that are convertible or exchangeable for equity securities of such Strategic Alliance Client and is received by the Company or a Restricted Subsidiary without the payment of any consideration other than the concurrent provision by the Company or such Restricted
         Subsidiary to such Strategic Alliance Client of finan cing or asset securitization expertise on terms deter mined by the Company to be fair and reasonable to the Company or such Restricted Subsidiary from a financial point of view without taking into consideration any value that may inhere in such option, warrant or convertible or exchangeable security;

                  (iv) another Person if as a result of such Invest ment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted
         Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (v) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the

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                                                                                                      73

         ordinary course of business and payable or discharge able in accordance with customary trade terms;

                  (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (vii) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or such Restricted Subsidiary, but in any event not to exceed $10,000,000 in aggregate principal amount outstanding at any one time;

                  (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted
         Subsidiary or in satisfaction of judgments;

                  (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition;

                  (x) Receivables;

                  (xi)a Strategic Alliance Client to the extent such Investment consists of (A) Indebtedness of such Strategic Alliance Client that is secured by Receivables owned by such Strategic Alliance Client in an aggregate principal amount at any time outstanding not to exceed the aggregate market value of such Receivables; provided, however, that such Receivables are eligible to be characterized under GAAP as held for sale on the balance sheet of such Strategic Alliance
         Client and such Indebtedness has not been outstanding in excess of 364 days; and (B) Indebtedness of such Strategic Alliance Client that is secured by Excess
         Spread Receivables owned by such Strategic Alliance
         Client; provided, however, that such Excess Spread
         Receivables are attributed solely to one or more
         "pools" of Receivables that were securitized in one or more transactions in which the Company or its Restricted Subsidiaries either acted as underwriters or placement agent or provided all or a portion of the financing for such "pool" prior to such securitization;
         and

                  (xii) Excess Spread Receivables; provided, however, that such Excess Spread Receivables represent interests in one or more "pools" of Receivables that were

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                                                                                                      74

         securitized in one or more transactions in which the Company or its Restricted Subsidiaries acted as sponsor, underwriter or placement agent or provided all or a portion of the financing for such "pool" prior to such securitization.

                  (b)The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging
Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Restricted Subsidiary or any Strategic Alliance Client is exposed in the conduct of its business or the management of its liabilities; provided that, in the case of Hedging Agreements relating to a Strategic Alliance Client, (i)such Hedging Agreements are not for speculative purposes of the Company or any Restricted Subsidiary, and (ii)such Strategic Alliance
Client is contractually obligated to make the Company or such Restricted Subsidiary whole for any loss suffered thereby in connection therewith.

                  SECTION 6.06.  Limitation on Affiliate Trans
actions. (a)The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates
(an "Affiliate Transaction") unless the terms thereof
(i)are no less favorable to the Company or such Restricted
Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii)if such Affiliate Transaction involves an amount in excess of $2,000,000 (or the equiva lent amount in any foreign currency) (A)are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii)if such Affiliate
Transaction involves an amount in excess of $10,000,000 (or the equivalent amount in any foreign currency), have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b) The provisions of Section 6.06(a) shall not prohibit (i)any Permitted Investment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of

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

                                                                                                      75

Directors, (iv)loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $10,000,000 (or the equivalent amount in any foreign currency) in aggregate principal amount outstanding at any one time, (v)the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi)any Affiliate
Transaction between the Company and a Restricted Subsidiary or between consolidated Restricted Subsidiaries (in each case other than any Restricted Subsidiary that is an "affiliate" (as such term is defined in the Exchange Act) of any Affiliate (other than any Restricted Subsidiary) of the Company and (vii) transactions pursuant to any agreement as in existence as of the date hereof and set forth in
Schedule 6.06 between the Company or its Restricted
Subsidiaries and Continental Grain or one of its subsidiaries.

                  SECTION 6.07.  Limitation on Restrictions on
Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b)the ability of any Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, to make any loans or advances to the Company or a Restricted Subsidiary or to Guarantee
Indebtedness of or to transfer any of its property or assets to the Company or any other Restricted Subsidiary that owns
Capital Stock therein; provided that the foregoing shall not apply to (i)restrictions and conditions imposed by law or by this Agreement; (ii)any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date hereof identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modifica tion expanding the scope of, any such restriction or condition); (iii)any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted
Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iv) any such

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                                                                                                      76

encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;
(v)in the case of a Restricted Subsidiary transferring any of its property or assets to the Company, restrictions contained in security agreements or mortgages securing
Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and provided further that clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured
Indebtedness permitted by this Agreement if such restric tions or conditions apply only to the property or assets securing such Indebtedness.

                  SECTION 6.08.  Limitation on Investment Company
Status. The Company will not take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an "investment company" under the Investment Company Act of 1940.

                  SECTION 6.09.Financial Covenants. (a) Consoli-dated Net Worth shall not at any time be less than
(i) $400,000,000 plus (ii)an amount, for each fiscal quarter which begins after June 30, 1997 and ends prior to the date for which compliance with this Section 6.09 is being determined, equal to the sum of (A) 75% of the aggregate of positive Consolidated Net Income (without deduction for quarterly losses) and (B) 50% of Equity Net
Proceeds.

                  (b) The Consolidated Leverage Ratio will not at any time exceed 2.50 to 1.00.

                  (c) The Consolidated Interest Coverage Ratio for the Rolling Period shall at no time be less than 1.50 to 1.00.

                  SECTION 6.10.  Limitation on Business of the
Company. The Company will not engage at any time in any business or business activity other than the business currently conducted by it and Related Business.

                  SECTION 6.11.  Commercial Paper.  (a)The Company
shall not issue Commercial Paper (i)which will mature later

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

                                                                                                      77

than two days prior to the Termination Date, (ii) if as a result the Stated Amount in effect after giving effect to the application of the proceeds of such issuance and the application of funds made available at such time by the Company in the Reimbursement Account (as defined in the Issuing and Paying Agency and Depositary Agreement) for the reimbursement of principal of amounts due from the Company to the Issuing Bank pursuant to Section 2.03 would be less than the aggregate Face Amount of all Commercial Paper
Outstanding after giving effect to such issuance,
(iii) during the continuance of any Non-Default Disruption or Event of Default, (iv)other than in accordance with the terms of the Issuing and Paying Agency and Depositary
Agreement or (v)unless the condition specified in paragraph (c) of Section 4.02 is satisfied at the time of such issuance.

                  (b) The Company shall not issue Commercial Paper or use the proceeds thereof in any manner that would violate the Securities Act of 1933, as amended, or any other applicable law or regulation.

                  (c) The Company shall not amend the offering documents with respect to the Commercial Paper without the prior written consent of the Issuing Bank, which consent shall not be unreasonably withheld.

                  (d) The Company shall not issue any promissory note or other obligation which could generally or commonly be regarded as commercial paper, unless such promissory note or other obligation is in such form, and bears such identification and is issued under such circumstances (with such form, identification and circumstances to be acceptable to the Issuing Bank), as to avoid confusion in the hands of the holder thereof or the investing public between such promissory note or other obligation and the Commercial Paper and so as not to indicate or imply that such promissory note or other obligation is entitled to the benefits of the Letter of Credit.

                  SECTION 6.12.  Issuing and Paying Agent and
Depositary. The Company shall not appoint a successor issuing and paying agent and depositary with respect to the Commercial Paper without the prior written consent of the Issuing Bank and the Agent, which consents shall not be unreasonably withheld.

                  SECTION 6.13.  Related Documents.  The Company
shall not amend the terms of the Related Documents without the consent of the Issuing Bank and the Agent, which consents shall not be unreasonably withheld.

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

                                                                                                      78


                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Company shall fail to pay (i)any amount under Section 2.03 or (ii)any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Company shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Company or any Restricted
         Subsidiary in or in connection with this Agreement or the Related Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or the Related Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

                  (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in
         Section 5.02, 5.03 (with respect to the Company's existence) or 5.08 or in Article VI;

                  (e) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any Related Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Company (which notice will be given at the request of any Participating Bank);

                  (f) the Company or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any

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                                                                                                      79

         Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebted ness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;
         provided that this clause(g) shall not apply to secured Indebtedness that becomes due as a result of the permitted voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking
         (i)liquidation, reorganization or other relief in respect of the Company or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii)the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Restricted
         Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Company or any Restricted Subsidiary shall
         (i)voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or here after in effect, (ii)consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Restricted Subsidiary or for a substantial part of its assets, (iv)file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v)make a general assignment for the benefit of creditors or (vi)take any action for the purpose of effecting any of the foregoing;


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                  (j) the Company or any Restricted Subsidiary shall
         become unable, admit in writing or fail generally to
         pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount not covered by insurance in excess of $5,000,000 (or the equivalent amount in any foreign currency) shall be rendered against the Company, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted
         Subsidiary to enforce any such judgment;

                  (l)an ERISA Event shall have occurred that, in the opinion of the Required Banks, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Restricted Subsidiaries in an aggregate amount exceeding (i)$5,000,000 for any fiscal year of the Company or (ii)$10,000,000 for all periods;

                  (m) a Change in Control shall occur; or

                  (n) any provision of this Agreement or any Related
         Document to which the Company is or is to be a party shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the Company shall deny that it has any further liability or obligation hereunder or thereunder;

then the Agent and the Issuing Bank shall notify the Issuing and Paying Agent and Depositary of the occurrence and continuance of such Event of Default (and thereafter of the cessation of any such Event of Default), and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Banks shall, take any or all of the following actions, at the same or different times: (i) if the Letter of Credit shall not have been issued, by notice to the Issuing Bank and the Company, declare the Commitment to be terminated, whereupon the same shall forthwith terminate or (ii) if the Letter of Credit shall have been issued, (A) by notice to the Company, declare any disbursements by the Issuing Bank that have not yet been reimbursed by or on behalf of the Company and any Loans then outstanding to be due and payable in whole (or in

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                                                                                                      81

part, in which case such disbursements and any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon such disbursements and the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and (B) demand the deposit of cash collateral pursuant to this
Article VII, in which case the Company shall immediately deposit in an account with the Agent an amount in cash (or a cash equivalent that is satisfactory in form and substance to the Required Banks) equal to the sum of (x) the Stated
Amount at such time, (y) the aggregate amount of all disbursements by the Issuing Bank that have not yet been reimbursed by or on behalf of the Company at such time and
(z) the aggregate principal amount of any Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder
(collectively, the "Exposure"); and in the case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitment shall automatically terminate or any disbursements then outstanding and the principal of any Loans then outstanding, together with accrued interest thereon, shall automatically become due and payable and the obligation to deposit such cash collateral shall become effective immediately and such deposit shall become immediately due and payable, as applicable, and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Such deposit of cash collateral shall be held by the Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Company's risk and expense (except as a result of acts or omissions constituting the wilful misconduct or gross negligence of the Agent), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company with respect to the Exposure. If the Company is required to provide an amount

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                                                                                                      82

of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived. After the occurrence and during the continuance of any Event of Default, the Issuing Bank may direct the Issuing and Paying Agent and Depositary in writing to make a drawing under the Letter of Credit in the amount required to pay in full all Outstanding Commercial
Paper upon maturity and deposit such amount in the Note
Redemption Account (as defined in the Issuing and Paying
Agency and Depositary Agreement) and apply such amount in accordance with the terms of the Issuing and Paying Agency and Depositary Agreement. Notwithstanding the foregoing, the Issuing Bank's obligations under the Letter of Credit with respect to any Commercial Paper Outstanding at the time that the Agent or the Issuing Bank notifies the Issuing and Paying Agent and Depositary of any Event of Default shall not be limited in any way by such Event of Default.


                                  ARTICLE VIII

                       The Agent; the Participating Banks;
                              and the Issuing Bank

                  Subject to the further provisions hereof, each of the Issuing Bank and the Participating Banks hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Agent and the bank serving as Issuing Bank hereunder shall have the same rights and powers in their capacity as Participating Banks as any other
Participating Bank and may exercise the same as though they were not the Agent and the Issuing Bank, respectively, and such banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Restricted Subsidiary or other
Affiliate thereof as if they were not the Agent or Issuing
Bank, respectively, hereunder.

                  The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b)the
Agent shall not have any duty to take any discretionary

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                                                                                                      83

action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing by the Required Banks (or such other number or percentage of the Participating Banks as shall be necessary under the circumstances as provided in Section 9.02), and (c)except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Banks (or such other number or percentage of the Participating Banks as shall be necessary under the circumstances as provided in
Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice thereof is given to the Agent by the Company or a Participating Bank, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i)any statement, warranty or representation made in or in connection with this Agreement or any Related Document, (ii)the contents of any certificate, report or other document delivered hereunder, under any Related Document or in connection therewith,
(iii)the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or under any Related Document, (iv) the validity, enforce ability, effectiveness or genuineness of this Agreement, any Related Document or any other agreement, instrument or document, or (v)the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

                  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper
Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who shall be counsel for the Company, internal counsel for the Agent or a Participating Bank, or a nationally recognized law firm), nationally recognized independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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                                                                                                      84

                  The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed (after consultation with the Company) by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Participating Banks, the Issuing Bank and the Company. Upon any such resignation, the Required Banks shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Participating Banks and Issuing Bank, appoint a successor Agent which shall be a bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor
Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Participating Bank acknowledges that it has, independently and without reliance upon the Agent or any other Participating Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.
Each Participating Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Participating Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


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

                                                                                                      85

                  All notices received by the Issuing Bank pursuant to this Agreement or any other Related Document (other than the Letter of Credit) shall be promptly delivered to the Agent for distribution to the Participating Banks.

                  The Issuing Bank shall not amend or waive any provision or consent to the amendment or waiver of any Related Document without the consent of the Required Banks;
provided, however, that any waiver or amendment of any provision of the Letter of Credit or consent to the amendment or waiver of the Letter of Credit shall require the written consent of all of the Participating Banks.


                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01.  Notices.  Except in the case of
notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company, to it at ContiFinancial
         Corporation, 277 Park Avenue, New York, New York 10172,
         Attention of Chief Counsel and of Director of Corporate
         Finance (Telecopy No.(212) 207-2935);

                  (b) if to the Agent, to Credit Suisse First
         Boston, Eleven Madison Avenue, New York, New York 10010
         (Telecopy No. (212) 325-8304), Attention of Jonathan
         Satran;

                  (c) if to the Issuing Bank, to it at Dresdner Bank
         AG, New York Branch, 75 Wall Street, New York, New York
         10005, Attention of Claudia Zoy (Telecopy No. (212)
         429-2130); and

                  (d) if to any Participating Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communica tions given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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

                                                                                                      86

                  SECTION 9.02.  Waivers; Amendments.  (a)No
failure or delay by the Agent, the Issuing Bank or any Participating Bank in exercising any right or power here under shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Participating Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agree ment or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Without limiting the generality of the foregoing, neither the making of a Loan nor issuance of the Letter of Credit shall be construed as a waiver of any Default, regardless of whether the Agent, the Issuing Bank or any Participating
Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks or by the Company and the Agent with the consent of the Required Banks; provided that no such agreement shall (i) increase the Participation
Percentage of any Participating Bank without the written consent of such Participating Bank, (ii) reduce or forgive any amount due pursuant to Section 2.03 or the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Participating Bank, (iii) postpone the scheduled date of payment of any amount due pursuant to
Section 2.03 or the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or amend the definition of "Termination Date", or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitment without the written consent of each Participating Bank affected thereby,
(iv) change Section 2.09(c) or 9.08(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Participating
Bank, or (v) change any of the provisions of this Section or the definition of "Required Banks" or any other provision hereof specifying the number or percentage of Participating
Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent

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

                                                                                                      87

hereunder, without the written consent of each Participating Bank; provided further that no such agreement shall (i) increase any advance rate used in calculating the Borrowing Base or otherwise change the computation of the Borrowing Base or the definition of any constituent component of the Borrowing Base, without the prior written consent of Participating Banks representing 80% of the aggregate Participation Percentages or (ii) amend, modify or otherwise affect the rights or duties of the Agent or the Issuing Bank hereunder without the prior written consent of the Agent or the Issuing Bank, as the case may be.

                  SECTION 9.03.  Expenses; Indemnity; Damage Waiver.
(a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates and the Issuing Bank and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent and the Issuing Bank, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement, the Letter of Credit or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),
(ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of the Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agent, the Issuing
Bank or any Participating Bank, including the fees, charges and disbursements of any counsel for the Agent, the Issuing
Bank or any Participating Bank, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Related Document, including its rights under this Section, or in connection with any Loans made or the issuance of the Letter of Credit hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or such Letter of Credit.

                  (b) The Company shall indemnify the Agent, the Issuing Bank, each Participating Bank and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Related Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations

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

                                                                                                      88

hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii)any Loan or the Letter of Credit or the use of the proceeds therefrom
(including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Restricted Subsidiaries, or any Environmental
Liability related in any way to the Company or any of its Restricted Subsidiaries, or (iv)any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to the Agent or the Issuing Bank under paragraph (a) or (b) of this
Section 9.03, each Participating Bank severally agrees to pay to the Agent or the Issuing Bank, as the case may be, such Participating Bank's Participation Percentage (deter mined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemni fied loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Issuing Bank in its capacity as such.

                  (d) To the extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Related Documents or any agreement or instrument contem plated hereby, the Transactions, any Loan or the Letter of Credit or the use of the proceeds thereof; provided that this paragraph(d) shall in no way limit the rights of any Participating Bank under Section 2.07, 2.08 or 2.14.

                  (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.


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

                                                                                                      89

                  SECTION 9.04.  Successors and Assigns.  (a)  The
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues the Letter of Credit), except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Participating Bank (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby
(including any Affiliate of the Issuing Bank that issues the Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Bank and the Participating Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Participating Bank may assign to one or more assignees all or a portion of its rights and obliga tions under this Agreement (including all or a portion of its Participation Percentage and any Loans at the time owing to it); provided that (i)except in the case of an assignment to a Participating Bank or an Affiliate of a Participating Bank, each of the Company, the Issuing Bank and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii)except in the case of an assignment to a Participating Bank or an Affiliate of a Participating Bank or an assignment of the entire remaining amount of the assigning Participating Bank's Participation Percentage, the amount of the Participation Percentage of the assigning
Participating Bank subject to each such assignment (deter mined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be an aggregate amount that, when multiplied by the Stated
Amount (without giving effect to any reductions thereto other than irrevocable reductions), an integral multiple of $1,000,000 and not less than $10,000,000, unless each of the Company and the Agent otherwise consent, (iii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Participating Bank's rights and obligations under this Agreement, (iv)the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v)the assignee, if it shall not be a Participating Bank, shall deliver to the Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this para graph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph(d) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Participating Bank under this Agreement, and the assigning Participating Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Participating Bank's rights and obligations under this Agreement, such Participating Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of (and therefore shall be treated as a Participating Bank for determining entitlement to the benefits of) Sections 2.07, 2.08, 2.14, 9.03 and 9.04(h)).
Any assignment or transfer by a Participating Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Participating Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recorda tion of the names and addresses of the Participating Banks, and the Participation Percentage of, and principal amount of any Loans owing to, each Participating Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Agent, the Issuing Bank and the Participating
Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Participating
Bank hereunder for all purposes of this Agreement, notwith standing notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Participating Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assign ment and Acceptance executed by an assigning Participating
Bank and an assignee, the assignee's completed Administra tive Questionnaire (unless the assignee shall already be a Participating Bank hereunder), the processing and recorda tion fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph

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

                                                                                                      90

(b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e)  Any Participating Bank may, without the
consent of the Company, the Agent or the Issuing Bank, sell participations to one or more banks or other entities (a
"Participant") in all or a portion of such Participating
Bank's rights and obligations under this Agreement
(including all or a portion of its Participation Percentage and any Loans owing to it); provided that (i)such
Participating Bank's obligations under this Agreement shall remain unchanged, (ii) such Participating Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent, the Issuing Bank and the other Participating Banks shall continue to deal solely and directly with such Participating Bank in connection with such Participating
Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Participating
Bank sells such a participation shall provide that such Participating Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Participating Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.07, 2.08, 2.14 and 9.04(h) to the same extent as if it were a Participating
Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Participating Bank, provided such Participant agrees to be subject to
Section 9.08(c) as though it were a Participating Bank.

                  (f)  A Participant shall not be entitled to
receive any greater payment under Section 2.14 or 9.04(h) than the applicable Participating Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign
Participating Bank if it were a Participating Bank shall not be entitled to the benefits of Section 2.14 unless the Company is notified of the Participation sold to such

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

                                                                                                      91

Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.14(e) as though it were a Participating Bank.

                  (g)Any Participating Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Participating Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Participating Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Participating Bank as a party hereto.

                  (h)If any Participating Bank requests compensa tion under Section 2.07, or if the Company is required to pay any additional amount to any Participating Bank or any Governmental Authority for the account of any Participating
Bank pursuant to Section 2.14, then such Participating Bank shall use reasonable efforts, including designating a different lending office for funding or booking its Loans hereunder, to eliminate or reduce amounts payable pursuant to Section 2.07 or 2.14, as the case may be, in the future;
provided that any such action would not subject such Participating Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Participating
Bank in any respect deemed significant by it. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Participating Bank in connection with any such action.

                  (i)      If any Participating Bank shall have
delivered a notice, certificate or demand to the Company described in Sections 2.04(d), 2.07 or 2.14, or shall become a non-performing Participating Bank under Section 2.05(b) or shall not consent to any extension of the Termination Date requested by the Company under Section 2.11, and if and so long as such Participating Bank shall not have withdrawn such notice, certificate or demand or corrected such non-performance in accordance with Section 2.05(b) or consented to such extension, the Company, at its sole expense and effort, or the Agent may demand that such Participating Bank assign in accordance with paragraph (b), above, to one or more assignees designated by either the Company or the Agent
(and reasonably acceptable to the other) all (but not less than all) of such Participating Bank's participation and other rights and obligations hereunder; provided that
(i)the Company shall have received the prior written consent of the Agent, which consent shall not be

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

                                                                                                      92

unreasonably withheld, such Participating Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued and unpaid fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii)in the case of any such assignment resulting from a claim for compensation under Section 2.07 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments; provided further that the Issuing Bank may also make such a demand of a Participating Bank as provided in this Section if either
(i)such Participating Bank shall no longer be affiliated with the Organization for Economic Cooperation and Development or (ii) such Participating Bank's Index Debt shall be rated less than "A" by S&P or "A2" by Moody's. A
Participating Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Participating Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                  (j)  In making any claim under Section 2.07 or
2.14 or calculating any amounts due thereunder, each Participating Bank shall treat the Company no less favorably than the treatment afforded by such Participating Bank to similarly situated borrowers in similar circumstances.

                  SECTION 9.05.  Survival.  All covenants, agree
ments, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of the Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwith standing that the Agent, the Issuing Bank or any Participating Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or the Letter of Credit is outstanding and so long as the Commitment has not expired or terminated. The provisions of Sections 2.07, 2.08, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of any Loans, the expiration or termination of the

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

                                                                                                      93

Letter of Credit and the Commitment or the termination of this Agreement or any provision hereof.

                  SECTION 9.06.  Counterparts; Integration;
Effectiveness. This Agreement may be executed in counter parts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section
4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07.  Severability.  Any provision of
this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08.  Right of Setoff.  (a) If an Event
of Default shall have occurred and be continuing, the Issuing Bank, each Participating Bank and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Issuing Bank or such Participating Bank or Affiliate, as applicable, to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by the Issuing Bank or such Participating Bank, as applicable, irrespective of whether or not the Issuing Bank or such Participating Bank, as applicable, shall have made any demand under this Agreement and although such obligations may be unmatured. The rights

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

                                                                                                     94

of the Issuing Bank and each Participating Bank under this
Section 9.08 are in addition to other rights and remedies
(including other rights of setoff) which the Issuing Bank or such Participating Bank, as applicable, may have.

                  (b) The Issuing Bank and each Participating Bank agrees promptly to notify the Company after any such setoff and application referred to in paragraph (a), above;
provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  (c) If any Participating Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise, but excluding all proceeds received by assignments or sales of participa tions in accordance with Section 9.04) on account of its participatory interests in any amounts owed by the Company pursuant to Section 2.03 or any Loan made by the Issuing
Bank pursuant to Section 2.04 (other than pursuant to Sections 2.07 and 2.08) in excess of its ratable share of payments on account of such amounts owed by the Company or such Loan obtained by all the Participating Banks, such Participating Bank shall forthwith purchase from the other
Participating Banks a participation in the portions of such Loan owing to them as shall be necessary to cause such purchasing Participating Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participating Bank, such purchase from such Participating Bank shall be rescinded and such Participating Bank shall repay to the purchasing
Participating Bank the purchase price to the extent of such recovery together with an amount equal to such Participating
Bank's ratable share (according to the proportion of (i)the amount of such Participating Bank's required repayment to
(ii)the total amount so recovered from the purchasing
Participating Bank) of any interest or other amount paid or payable by the purchasing Participating Bank in respect of the total amount so recovered.

                  (d)      Notwithstanding the foregoing, if any
Participating Bank shall obtain any such excess payment involuntarily, such Participating Bank may, in lieu of purchasing participations from the other Participating Banks in accordance with paragraph (c), above, on the date of receipt of such excess payment, return such excess payment to the Agent for distribution in accordance with
Section 2.09(b).

                  SECTION 9.09.  Governing Law; Jurisdiction;
Consent to Service of Process.  (a)  This Agreement shall be

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                 95

construed in accordance with and governed by the law of the State of New York (without prejudice to the provisions of Section 5-1401 of the General Obligations Law of the State of New York, excluding such State's principles of conflicts of law). The Letter of Credit shall be construed in accordance with and governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision),
International Chamber of Commerce, Publication No.500
(other than Article 17 thereof) (the "Uniform Customs") and, as to matters not governed by the Uniform Customs, the laws of the State of New York, including the Uniform Commercial
Code as in effect in the State of New York.

                  (b)The Company hereby irrevocably and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of
New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Nothing in this Agreement shall affect any right that the Agent, the Issuing Bank or any Participating Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

                  (c)The Company hereby irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09.
Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      96

                  SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY
HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN
ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF
OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY
OTHER THEORY).  EACH PARTY HERETO (A)CERTIFIES THAT NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY
WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVER AND (B)ACKNOWLEDGES THAT IT AND THE OTHER
PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE
MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11.  Headings.  Article and Section
headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12.  Confidentiality.  Each of the
Agent, the Issuing Bank and the Participating Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a)to its Affiliates and to its and their directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) solely for use in connection with this Agreement and the transactions contemplated hereby and the performance by the parties hereunder, (b)to the extent requested by any regulatory authority, (c)to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d)to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h)to the extent such Information
(i)becomes publicly available other than as a result of a breach of this Section or (ii)becomes available to the Agent, the Issuing Bank or any Participating Bank on a nonconfidential basis from a source other than the Company.
For the purposes of this Section, "Information" means all information received from the Company or a Subsidiary

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      97

relating to any of the Company or a Restricted Subsidiary or its business, other than any such information that is available to the Agent, the Issuing Bank or any Participa ting Bank on a nonconfidential basis prior to disclosure by the Company or such Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Participating Banks agree that the rights of the Company under this Section shall be enforceable by specific performance.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                              CONTIFINANCIAL CORPORATION,

                                                by
                                                  /s/:  Daniel J. Willet
                                                        -----------------
                                                  Name:  Daniel J. Willet
                                                  Title: Senior Vice President
                                                           and CFO

                                                by
                                                   /s/: Susan O'Donovan
                                                        -----------------
                                                  Name:  Susan O' Donovan
                                                  Title: Controller


                                              CREDIT SUISSE FIRST BOSTON,
                                              NEW YORK BRANCH, Individually,
                                              and as Agent,

                                                by
                                                   /s/: Joseph M. Colgan
                                                        -----------------
                                                  Name:  Joseph M. Colgan
                                                  Title: Vice President

                                               by
                                                   /s/: Ira Lubinsky
                                                        -----------------
                                                  Name:  Ira Lubinsky
                                                  Title: Vice President




[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      98

                                              DRESDNER BANK AG, NEW YORK AND
                                              GRAND CAYMAN BRANCHES,
                                              Individually and as Co-Agent, and
                                              DRESDNER BANK AG, NEW YORK BRANCH,
                                              as Issuing Bank,

                                                by
                                                   /s/: Jonathan J. Wallin
                                                        -----------------
                                                 Name:  Jonathan J. Wallin
                                                 Title: Assistant Vice President

                                                by
                                                   /s/: Thomas A. Esposito
                                                        -----------------
                                                  Name:  Thomas A. Esposito
                                                  Title: Assistant Treasurer



                                              THE BANK OF NEW YORK, Individually
                                              and as Co-Agent,

                                                by
                                                   /s/: Robert A. Tweed
                                                        -----------------
                                                  Name:  Robert A. Tweed
                                                  Title: Vice President



                                              CREDIT AGRICOLE, Individually and
                                              as Co-Agent,

                                              by
                                                   /s/: Whakyung Lee
                                                        -----------------
                                                  Name:  Whakyung Lee
                                                  Title: Vice President

 by
                                                   /s/: Bernard Lepinasse
                                                        -----------------
                                                  Name:  Bernard Lepinasse
                                                  Title: Vice President

                                              DG BANK, NEW YORK BRANCH,
                                              Individually and as Co-Agent,

                                                 by
                                                   /s/: Sabine Wendt
                                                        -----------------
                                                  Name:  Sabine Wendt
                                                  Title: Assistant Vice
                                                            President


                                              THE BANK OF NOVA SCOTIA,
                                              Individually and as Co-Agent,

                                                by
                                                   /s/: Stephen Lockhart
                                                        -----------------
                                                  Name: Stephen Lockhart
                                                  Title: Vice President

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                  99


                                              THE CHASE MANHATTAN BANK,
                                              Individually and as Co-Agent,

                                                 by
                                                   /s/: Michael D. Piest
                                                        -----------------
                                                  Name:  Michael D. Piest
                                                  Title: Vice President


                                              NATIONSBANK OF TEXAS, N.A.,
                                              Individually and as Co-Agent,

                                                 by
                                                   /s/: Bob L. Caston
                                                        -----------------
                                                  Name:  Bob L. Caston
                                                  Title: Senior Vice President


                                              CREDIT LYONNAIS NEW YORK BRANCH,
                                              Individually and as Co-Agent,

                                                by
                                                   /s/: R. Hurst
                                                        -----------------
                                                  Name:  R. Hurst
                                                  Title: Vice President


                                              SOCIETE GENERALE, Individually and
                                              as Co-Agent,

                                                 by
                                                   /s/: Richard Cuene-Grandidier
                                                        ------------------------
                                                  Name: Richard Cuene-Grandidier
                                                  Title: Vice President


                                              COMERICA BANK,

                                                 by
                                                   /s/: Michael F. Kastner
                                                        -----------------
                                                  Name:  Michael F. Kastner
                                                  Title: First Vice President



[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      100

                                              UNION BANK OF SWITZERLAND,
                                              NEW YORK BRANCH,

                                                by
                                                   /s/: Robert Mendeles
                                                        -----------------
                                                  Name:  Robert Mendeles
                                                  Title: Director

                                                by
                                                   /s/: Gregory Rave
                                                        -----------------
                                                  Name:  Gregory Rave
                                                  Title: Director


                                              BHF-BANK AKTIENGESELLSCHAFT,

                                                 by
                                                   /s/: Linda Pace
                                                        -----------------
                                                  Name:  Linda Pace
                                                  Title: Vice President


                                              THE SUMITOMO BANK, LIMITED,
                                              NEW YORK BRANCH,

                                                 by
                                                   /s/: John Sykes
                                                        -----------------
                                                  Name:  John Sykes
                                                  Title: Assistant Vice
                                                          President


                                              BANK OF TOKYO-MITSUBISHI,

                                                by
                                                   /s/: Naomi G. Saffra
                                                        -----------------
                                                  Name:  Naomi G. Saffra
                                                  Title: Vice President

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                           1

                                                                                             SCHEDULE 2.01



                                         Contact Person, Address and                        Participation
Participating Bank                       Telephone and Telecopy Numbers                      Percentage
Credit Suisse First Boston,              Jonathan Satran
New York Branch                          11 Madison Avenue                                    9.09091%
                                         New York, NY 10010
                                         Tel:    (212) 325-9936
                                         Fax:    (212) 325-8304

Dresdner Bank AG, New York and           Jonathan J. Wallin                                   9.09091%
Grand Cayman Branches                    75 Wall Street
                                         New York, NY 10005
                                         Tel:    (212) 429-4361
                                         Fax:    (212) 429-2780

The Bank of New York                     Robert A. Tweed                                      7.72727%
                                         One Wall Street
                                         New York, NY 10286
                                         Tel:    (212) 635-6465
                                         Fax:    (212) 635-6468

Caisse Nationale De Credit               Whakyung Lee                                         7.72727%
Agricole, New York                       520 Madison Avenue
                                         New York, NY 10022
                                         Tel:    (212) 418-2229
                                         Fax:    (212) 418-2288

DG Bank, New York Branch,                Robert Herber                                        7.72727%
                                         609 Fifth Avenue
                                         New York, NY 10017-1021
                                         Tel:  (212) 745-1581
                                         Fax: (212) 745-1556
The Bank of Nova Scotia                  Alan Reiter                                          7.72727%
                                         One Liberty Plaza, 26th Floor
                                         New York, NY 10006
                                         Tel:    (212) 225-5028
                                         Fax:    (212) 225-5090

The Chase Manhattan Bank                 Susan Herzog                                         7.27273%
                                         One Chase Plaza
                                         5th Floor
                                         New York, NY 10081
                                         Tel:    (212) 552-1383
                                         Fax:    (212) 344-0246

NationsBank of Texas, N.A.               Garrett Dolt                                         7.27273%
                                         901 Main Street, 66th Floor
                                         Dallas, TX 25202
                                         Tel:    (214) 508-2664
                                         Fax:    (214) 508-0338

Credit Lyonnais New York Branch          Madeline Gonzalez                                    7.27273%
                                         NY Corporate Group A
                                         1301 Avenue of the Americas
                                         New York, NY 10019
                                         Tel:    (212) 261-7297
                                         Fax:    (212) 459-3179




[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                         Contact Person, Address and                        Participation
Participating Bank                       Telephone and Telecopy Numbers                      Percentage
Societe Generale                         Michelle Vensel                                      7.27273%
                                         Matthew Blesso
                                         1221 Avenue of the Americas
                                         New York, NY 10020
                                         Tel:    (212) 278-6425/6882
                                         Fax:    (212) 278-7462

Comerica Bank                            Von Ringger                                          5.45455%
                                         500 Woodward Avenue MC 3256
                                         Detroit, MI 48226
                                         Tel:    (313) 222-9285
                                         Fax:    (313) 222-9295

Union Bank of Switzerland,               Robert Mendeles                                      5.45455%
New York Branch                          James Broadus
                                         299 Park Avenue
                                         39th Floor/37th Floor
                                         New York, NY 10171
                                         Tel:    (212) 821-3020/3227
                                         Fax:    (212) 821-4541/3891

BHF-Bank Aktiengesellschaft              Linda Pace                                           3.63636%
                                         Sharon Fong
                                         590 Madison Avenue
                                         New York, NY 10022
                                         Tel:    (212) 756-5915/5503
                                         Fax:    (212) 756-5336

The Sumitomo Bank, Limited, New          Betsy A. Sprenkle                                    3.63636%
York Branch                              277 Park Avenue, 6th Floor
                                         New York, NY 10172
                                         Tel:    (212) 224-4154
                                         Fax:    (212) 224-5188

Bank of Tokyo-Mitsubishi                 George Stewart                                       3.63636%
                                         1251 Avenue of the Americas
                                         New York, NY 10020-1104
                                         Tel:    (212) 782-4314
                                         Fax:    (212) 782-6445



[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                             SCHEDULE 3.06





                                Disclosed Matters


                        No matters requiring disclosure.



[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                     1

                                                                                             SCHEDULE 6.01





                                     Indebtedness and Preferred Stock


         Letters of Credit 1/                                 $1,830,236

         Total Subsidiary Indebtedness                         1,830,236

         Preferred Stock                                               0


         Total Indebtedness and Preferred
           Stock of Restricted Subsidiaries                   1,830,236


--------
   1 Issued by Contitrade Services Corporation relating to
past securitizations.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      1

                                                                                             SCHEDULE 6.02





                                 Existing Liens


                        No matters requiring disclosure.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]
                                                                                                      1

                                                                                             SCHEDULE 6.06





                             Affiliate Transactions


                        No matters requiring disclosure.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      1

                                                                                             SCHEDULE 6.07





                              Existing Restrictions


                        No matters requiring disclosure.



[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                            1

                                                                                                 EXHIBIT A





                                    [Form of]

                                Letter of Credit



[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                 1

                                                                                                 EXHIBIT B





                                    [Form of]

                                Dealer Agreement



[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      1

                                                                                                 EXHIBIT C





                                    [Form of]

               Issuing and Paying Agency and Depositary Agreement



[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      1

                                                                                                 EXHIBIT D





                                    [Form of]

                           Borrowing Base Certificate

To:      The Participating Banks Party to
         the Reimbursement Agreement


                    This Borrowing Base Certificate is furnished pursuant to the Letter of Credit and Reimbursement Agreement dated as of September 9, 1997, as amended from time to time
(the "Reimbursement Agreement"), among ContiFinancial
Corporation (the "Company"), the Participating Banks party thereto, Credit Suisse First Boston, New York Branch, as
Agent, and Dresdner Bank AG, New York Branch, as Issuing
Bank. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to it in the Reimbursement Agreement.

                    THE UNDERSIGNED HEREBY CERTIFIES THAT:

                    1. I am a duly elected Financial Officer of the Company;

                    2.     I have reviewed the terms of the
                           Reimbursement Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Restricted
                           Subsidiaries during the period covered by the attached form; and

                    3.     The attached form sets forth data and
                           computations required by and complying with certain provisions of the Reimbursement
                           Agreement, all of which data and computations are true, complete and correct in all material respects.


                    The foregoing certification, together with the data and computations, attached hereto is made and delivered this __ day of 19__.

                                                     CONTIFINANCIAL CORPORATION,

                                                       by
                                                     _________________________
                                                       Name:
                                                       Title:

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      2

ContiFinancial Corporation
Attachment to Borrowing Base Certificate
Letter of Credit and Reimbursement Agreement
  dated as of September 9, 1997
Borrowing Base data and computations as of __________, 19__


                                     Total                   Contribution to
                                     Amount                  Borrowing Base
  Asset              Not Less        Advance                (Total Amount x
Category 2/            Than           Rate                   Advance Rate)

Eligible Cash &      $                100%                         $
Cash Equivalents
Eligible             $                 95%                         $
Receivables
Eligible Fixed       $                 85%                         $
Income Securities

Eligible I/O Strip   $                 85%                         $
Securities

Eligible             $                 80%                         $
Performance
Deposits

Capitalized          $                 75%                         $
Servicing Fees

Eligible Residuals   $                 65%                         $

                                                                -------------


                                                                   $

                                                              multiplied by 2

                                                               --------------

                                          Subtotal                 $

--------
     2/ Excludes any assets that are not Eligible Assets.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      3


Outstanding Funded                                   ($        )
Indebtedness
multiplied by 2


Loans (as defined                                    ($        )
in the Credit
Agreement)

                                                      Borrowing
                                                      Base
                                                      Total                                 $



[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      4

                                                                                                 EXHIBIT E





                                    [Form of]


                     Opinion of Pitney, Hardin, Kipp & Szuch

                          PITNEY, HARDIN, KIPP & SZUCH

                              152 WEST 57TH STREET
                          NEW YORK, NEW YORK 10019-3310
                                 (212) 371-8880
                            FACSIMILE (212) 371-8540


                                200 CAMPUS DRIVE
                       FLORHAM PARK, NEW JERSEY 07932-0950
                                 (201) 966-6300
                            FACSIMILE (201) 966-1550


                                                                                         September 9, 1997


To each of the participating banks who
are a party to that certain Letter of
Credit and Reimbursement Agreement,
dated as of the date hereof, among
CONTIFINANCIAL CORPORATION, such
participating banks, CREDIT SUISSE
FIRST BOSTON, NEW YORK BRANCH, as
Agent for such participating banks,
and DRESDNER BANK AG, NEW YORK BRANCH,
as Issuing Bank, and to Credit Suisse
First Boston, New York Branch, and
Dresdner Bank AG, New York Branch, in
such capacities.

                    Re:    ContiFinancial Corporation
                           Letter of Credit and Reimbursement Agreement dated as of September 9, 1997

Ladies and Gentlemen:

                    We have acted as counsel to ContiFinancial
Corporation, a Delaware corporation (the "Company"), in connection with the Letter of Credit and Reimbursement
Agreement, dated as of September 9, 1997 (the "Reimbursement
Agreement"), among the Company, the participating banks party thereto (the "Banks"), Credit Suisse First Boston, New
York Branch, as Agent for the Banks (the "Agent"), and
Dresdner Bank AG, New York Branch, as Issuing Bank (the
"Issuing Bank").  This opinion is being delivered to you

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                      2

pursuant to Section 4.01(b) of the Reimbursement Agreement.
Capitalized terms used but not defined herein have the meanings assigned to them in the Reimbursement Agreement.

                    In rendering the opinion set forth below, we
have examined originals, or copies certified or otherwise
identified to our satisfaction, of the following documents
and corporate records of the Company together with
certificates of public officials and such other documents,
instruments, records and papers as we have deemed necessary
and appropriate as a basis for rendering the opinion set
forth below:  (a) the Reimbursement Agreement; (b) each of
the Related Documents, dated the date hereof; (c) the
Restated Certificate of Incorporation of the Company, dated
December 18, 1995, a copy of which is attached as Exhibit A
to this opinion; (d) the Restated By-laws of the Company;
(e) the Letter of Credit Facility Authorizing Resolution of
the Company, dated [          ], 1997, a copy of which is
attached as Exhibit B to this opinion; (f) a certificate
from the Secretary of State of the State of Delaware, dated
September 5, 1997, certifying, among other things, that the
Company is duly incorporated under the laws of the State of
Delaware and is in good standing and has a legal corporate
existence; (g) a certificate from the Secretary of State of
the State of New York, dated August 25, 1997, certifying
certain information in connection with the Company's
authority to do business in the State of New York; (h) an
Assistant Secretary's Certificate, dated the date hereof,
from the Company, a copy of which is attached as Exhibit C
to this opinion; and (i) an Officer's Certificate, dated the date hereof, from the Company, a copy of which is attached
as Exhibit D to this opinion.  We have also relied, with
respect to certain factual matters, on the representations
and warranties of the Company contained in the Reimbursement
Agreement and the Related Documents and have assumed
compliance by the Company with the terms of the
Reimbursement Agreement and the Related Documents.

                    In rendering the opinion expressed below, we have, with your permission and without any further investigation or verification, assumed (a)the genuineness of all signatures (other than the Company), (b)the authenticity of all documents submitted to us as originals,
(c)the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of such documents, (d)the legal capacity of natural persons,
(e)the parties to the Reimbursement Agreement (other than the Company) have the full power and authority to execute and deliver the Reimbursement Agreement and each Related
Document, the Reimbursement Agreement and each Related
Document have been duly executed and delivered by each such

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      3

party (other than the Company) and are the legal, valid and binding obligation of each such party (other than the Company), (f)that, to the extent that certain standards of conduct may be imposed as a matter of law on the Banks, the Agent or the Issuing Bank as a condition to, or as a requirement for enforceability of, the Reimbursement
Agreement (including, without limitation, any requirement that such parties act reasonably, in good faith, in a commercially reasonable manner, or otherwise in compliance with applicable law) such parties will comply with such standards of conduct, whether or not any other conduct is permitted by the Reimbursement Agreement, and (g)the adequacy and accuracy of the public records reviewed by us.

                    We are counsel to the Company and not
guarantors, sureties, insurers, underwriters, indemnitors or otherwise offering an assurance of the observance, performance or fulfillment of any one or more of the terms, covenants, conditions, agreements or provisions of the Reimbursement Agreement and assume no responsibility for a default or breach relating thereto and provide this opinion solely as a legal opinion.

                    We express no opinion with respect to the effect of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. In rendering this opinion with respect to the General Corporation Law of the State of Delaware, we expressly advise you that (a)no member of the firm is admitted to practice in the State of Delaware and (b)by rendering such opinion this firm is not holding itself out to the Banks or any other person or entity as attorneys admitted to practice law in the State of Delaware.

                    Based upon and subject to the foregoing and subject to the qualifications, examinations, assumptions and limitations hereinabove and hereinafter set forth, we are of the opinion that:

                    1.The Company is a corporation validly
existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to execute and deliver the Reimbursement Agreement and the Related Documents and to perform its obligations thereunder.

                    2.The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                              4

                    3.The execution and delivery by the Company of the Reimbursement Agreement and the Related Documents and the performance by the Company of its obligations thereunder
(a)have been duly authorized by all requisite corporate action on the part of the Company and (b)will not conflict with, result in a breach of or constitute a default under
(i)the Certificate of Incorporation or By-laws of the Company or (ii)any law, rule or regulation of the United
States of America or the State of New York or the General
Corporation Law of the State of Delaware.

                    4.  The Reimbursement Agreement and the Related
Documents have each been duly executed and delivered by the Company, and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a)applicable bankruptcy, insolvency, rehabilitation, arrangement, reorganization, liquidation, conservation, moratorium, fraudulent transfer, fraudulent conveyance, receivership, and other similar laws relating to or affecting creditor's or debtor's rights generally from time to time in effect,
(b)general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, (c)applicable law limiting a party's right to waiver or otherwise not to seek or enforce the benefit of statutory or common law rights or waivers of the application of court rules or the requirement of the service of process, (d) the unenforceability under certain circumstances of provisions to the effect that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of the right or remedy, and (e)the unenforceability under certain circumstances of provisions indemnifying, or prospectively releasing, a party against liability for its own wrongful, affirmative or negligent acts or omissions wherein the release or indemnification may be construed as being contrary to public policy. With respect to the foregoing opinion, (i)insofar as provisions contained the Reimbursement Agreement provide for indemnification, the enforceability thereof may be limited by public policy considerations, (ii)the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction and (iii)we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any of the Banks may be located or where enforcement of the Reimbursement Agreement may be sought that limits the rates of interest legally chargeable or collectible.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      5

                    5. No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required by the Company in connection with the execution, delivery and performance of the Reimbursement Agreement and the Related
Documents, other than those that have been made and obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect.

                    6.     Neither the Letter of Credit nor the
Commercial Paper is required to be (a) registered with the Securities and Exchange Commission, or any Governmental
Authority succeeding to any or all of the functions of said
Commission, or with any national securities exchange or (b) registered or filed under the Securities Act of 1933, as amended.

                    This opinion is subject to the assumptions, examinations, qualifications and limitations hereinabove set forth and the following additional qualifications and limitations:

                    A.  We express no opinion herein as to (a)
Section 9.09(b) of the Reimbursement Agreement insofar as such Section relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Reimbursement Agreement, (b) the waiver of an inconvenient forum set forth in Section 9.09(c) of the Reimbursement
Agreement, (c) Section 9.09(d) of the Reimbursement
Agreement insofar as such Section permits a specific method for service of process, or (d) Section 9.08 of the Reimbursement Agreement insofar as it relates to setoffs in respect of participations purchased in Loans.

                    B.  This opinion is limited to the matters
expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                    C.  The Banks' rights under the Reimbursement
Agreement may be subject to the rights of taxing or other governmental agencies or authorities which may, by law or agreement, have priority to the rights granted to the Banks under the Reimbursement Agreement.

                    D. This opinion does not cover compliance or non-compliance by the Company or any other person or entity

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      6

with federal or state tax, intellectual property, employee benefit, antitrust or securities laws.

                    E.  Certain provisions of the Reimbursement
Agreement which permit the Banks or the Agent to make conclusive or other determinations, take action, grant or deny consent or approve or refrain from permitting the Company to engage in certain action may be subject to a requirement that the Banks and the Agent act in good faith and a commercially reasonable manner.

                    F.  This opinion is rendered as of the date
hereof. We assume no responsibility to supplement or update the opinions herein expressed and disclaim any obligation to supplement or update this opinion if, after the date hereof, something comes to our attention or there are changes in the law or court decrees which could affect this opinion.

                    This opinion is rendered only to the Agent, the Issuing Bank and the Banks and their permitted transferees under the Reimbursement Agreement and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by any other person or entity or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,


                             PITNEY, HARDIN, KIPP &
                                     SZUCH

[NYCORP2:396433.11:4417A:09/06/97--2:48a]
                                                                                                      1

                                                                                                 EXHIBIT F

                                    [Form of]

                   Opinion of Internal Counsel of the Company

                           CONTIFINANCIAL CORPORATION

                                 277 PARK AVENUE
                              NEW YORK, N.Y. 10172



Alan L. Langus
Senior Vice President,
Chief Counsel
and Secretary


                                                                                         September 9, 1997


To each of the participating banks
who are a party to that certain
Letter of Credit and Reimbursement
Agreement, dated as of the date
hereof, among CONTIFINANCIAL
CORPORATION, such participating
banks, CREDIT SUISSE FIRST BOSTON,
NEW YORK BRANCH, as Agent for such
participating banks, and DRESDNER
BANK AG, NEW YORK BRANCH, as Issuing
Bank, and to Credit Suisse First
Boston, New York Branch, and Dresdner
Bank AG, New York Branch, in such
capacities.

                    Re:    ContiFinancial Corporation
                           Letter of Credit and Reimbursement Agreement dated as of September 9, 1997

Ladies and Gentlemen:

                    I am the Chief Counsel of ContiFinancial
Corporation, a Delaware corporation (the "Company"), and have acted as internal counsel to the Company in connection with the Letter of Credit and Reimbursement Agreement, dated as of September 9, 1997 (the "Reimbursement Agreement"), among the Company, the participating banks party thereto
(the "Banks"), Credit Suisse First Boston, New York Branch, as Agent for the Banks (the "Agent"), and Dresdner Bank AG,
New York Branch, as Issuing Bank (the "Issuing Bank"). This opinion is being delivered to you pursuant to Section
4.01(b) of the Reimbursement Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Reimbursement Agreement.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                 2

                    In rendering the opinion set forth below, I have
examined originals, or copies certified or otherwise
identified to my satisfaction, of the following documents
and corporate records of the Company together with
certificates of public officials and such other documents,
instruments, records and papers as I have deemed necessary
and appropriate as a basis for rendering the opinion set
forth below:  (a) the Reimbursement Agreement; (b) each of
the Related Documents, dated the date hereof; (c) the
Restated Certificate of Incorporation of the Company, dated
December 18, 1995, a copy of which is attached as Exhibit A
to this opinion; (d) the Restated By-laws of the Company;
(e) the Letter of Credit Facility Authorizing Resolution of
the Company, dated [           ], 1997, a copy of which is
attached as Exhibit B to this opinion; (f) a certificate
from the Secretary of State of the State of Delaware, dated
September 5, 1997, certifying, among other things, that the
Company is duly incorporated under the laws of the State of
Delaware and is in good standing and has a legal corporate
existence; (g) a certificate from the Secretary of State of
the State of New York, dated August 25, 1997, certifying
certain information in connection with the Company's
authority to do business in the State of New York; (h) an
Assistant Secretary's Certificate, dated the date hereof,
from the Company, a copy of which is attached as Exhibit C
to this opinion; and (i) an Officer's Certificate, dated the date hereof, from an Officer of the Company, a copy of which is attached as Exhibit D to this opinion.  I have also
relied, with respect to certain factual matters, on the
representations and warranties of the Company contained in
the Reimbursement Agreement and the Related Documents and
have assumed compliance by the Company with the terms of the
Reimbursement Agreement and the Related Documents.

                    In rendering the opinion expressed below, I have, with your permission and without any further investigation or verification, assumed (a) the genuineness of all signatures (other than the Company), (b) the authenticity of all documents submitted to me as originals,
(c) the conformity to originals of all documents submitted to me as copies, and the authenticity of the originals of such documents, (d) the legal capacity of natural persons,
(e) the parties to the Reimbursement Agreement (other than the Company) have the full power and authority to execute and deliver the Reimbursement Agreement and each Related
Document, the Reimbursement Agreement and each Related
Document has been duly executed and delivered by each such party (other than the Company) and is the legal, valid and binding obligation of each such party (other than the Company), (f) that, to the extent that certain standards of conduct may be imposed as a matter of law on the Banks, the

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                  3

Agent or the Issuing Bank as a condition to, or as a requirement for enforceability of, the Reimbursement
Agreement (including, without limitations any requirement that such parties act reasonably, in good faith, in a commercially reasonable manner, or otherwise in compliance with applicable law) such parties will comply with such standards of conduct, whether or not any other conduct is permitted by the Reimbursement Agreement, and (g) the adequacy and accuracy of the public records reviewed by me.

                    I express no opinion with respect to the effect of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. In rendering this opinion with respect to the General Corporation Law of the State of Delaware, I expressly advise you that (a) I am not admitted to practice in the State of Delaware and (b) by rendering such opinion I am not holding myself out to the Banks or any other person or entity as an attorney who is admitted to practice law in the State of Delaware.

                    Based upon and subject to the foregoing and subject to the qualifications, examinations, assumptions and limitations hereinabove and hereinafter set forth, I am of the opinion that:

                    1.  The Company is a corporation validly
existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to execute and deliver the Reimbursement Agreement and the Related Documents and to perform its obligations thereunder.

                    2. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

                    3.  The execution and delivery of the
Reimbursement Agreement and the Related Documents and the performance by the Company of its obligations thereunder will not conflict with, result in a breach of or constitute a default under (a) the provisions of any material agreement of the Company listed as an exhibit to the most recent
Annual Report of the Company on Form 10-K or subsequent SEC filings of the Company or (b) to my knowledge, any order or decree of any court or governmental agency or instrumentality.


[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      4

                    4. Except as set forth in Schedule 3.06 to the Reimbursement Agreement, there are no (a) pending actions, suits or proceedings with respect to which the Company has received service of process or (b) to my knowledge, threatened or pending actions, suits or proceedings before any court or governmental agency or authority or arbitrator involving the Company or the business, assets or rights of the Company, (i) that purport to affect the legality, validity or enforceability of the Reimbursement Agreement or the Related Documents or (ii) as to which there is a probability, of an adverse determination, and which, if adversely determined, would be likely in my judgment to have a Material Adverse Effect, or on the ability of the Company to perform its obligations under the Reimbursement Agreement or the Related Documents.

                    5. The Company is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. The Company is not a
"holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                    6. No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required by the Company in connection with the execution, delivery and performance of the Reimbursement Agreement and the Related
Documents, other than those that have been made and obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually, or in the aggregate, in a Material Adverse Effect.

                    This opinion is subject to the assumptions, examinations, qualifications and limitations hereinabove set forth and the following additional qualifications and limitations:

                    A.  This opinion is limited to the matters
expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                    B. This opinion does not cover compliance or noncompliance by the Company or any other person or entity with federal or state tax, intellectual property, employee benefit, antitrust or securities laws.

                    C.  This opinion is rendered as of the date
hereof.  I assume no responsibility to supplement or update

[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      5

the opinions herein expressed and disclaim any obligation to supplement or update this opinion if, after the date hereof, something comes to my attention or there are changes in the law or court decrees which could affect this opinion.

                    D. If any document, instrument, record or paper referred to in the opinion set forth above is governed by the law of a jurisdiction other than the State of New York, I have for purposes of this opinion assumed that the law of such other jurisdiction other than the State of New York was identical to the law of the State of New York.

                    This opinion is rendered only to the Agent, the Issuing Bank and the Banks and their permitted transferees under the Reimbursement Agreement and the Related Documents and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by any other person or entity or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.


                                                              Very truly yours,


                                                              ALAN L. LANGUS


[NYCORP2:396433.11:4417A:09/06/97--2:48a]

                                                                                                      1

                                                                                                 EXHIBIT G





                                    [Form of]


                            Assignment and Acceptance

                    Reference is made to the Letter of Credit and Reimbursement Agreement dated as of September 9, 1997 (as amended and in effect on the date hereof, the "Reimbursement
Agreement"), among ContiFinancial Corporation, the
Participating Banks party thereto, Credit Suisse First
Boston, New York Branch, as Agent, and Dresdner Bank AG, New
York Branch, as Issuing Bank.  Terms defined in the
Reimbursement Agreement are used herein with the same meanings.

                    The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned
Interest") in the Assignor's rights and obligations under the Reimbursement Agreement, including, without limitation, the interests set forth on the reverse hereof in the Participation Percentage of the Assignor on the Assignment
Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Reimbursement
Agreement.  From and after the Assignment Date (i) the
Assignee shall be a party to and be bound by the provisions of the Reimbursement Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Participating Bank thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Reimbursement Agreement.

                    This Assignment and Acceptance is being
delivered to the Agent together with, if the Assignee is not already a Participating Bank under the Reimbursement
Agreement, an Administrative Questionnaire in the form supplied by the Agent, duly completed by the Assignee. The
[Assignee/Assignor] shall pay the fee payable to the Agent pursuant to Section 9.04(b) of the Reimbursement Agreement.


                    This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]





Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):




Facility                               Amount Assigned
--------                               ---------------
Participation                                          %
Percentage:

Loans:                                 $

The terms set forth above and on the reverse side hereof are hereby agreed to:


                                                     [Name of Assignor]   , as
                                                     Assignor

                                                  by
                                                   ___________________________
                                                    Name:
                                                    Title:


                                                     [Name of Assignee]   , as
                                                      Assignee

                                                     by
                                                    __________________________
                                                     Name:
                                                     Title:


The undersigned hereby consent to the within assignment: 3/
--------
     3/ Consents to be included to the extent required by
Section 9.04(b) of the Reimbursement Agreement.

[NYCORP2:396433.11:4417A:09/06/97--2:48a]


                                                                                                 3

ContiFinancial Corporation,                        Credit Suisse First
                                                     Boston, New York Branch,
                                                     as Agent,


by                                                      by
   _______________________                             ____________________
   Name:                                                 Name:
   Title:                                                Title:

by                                                           by
   _______________________                             ____________________
   Name:                                                 Name:
   Title:                                                Title:



                                                       Dresdner Bank AG, New
                                                       York Branch, as Issuing
                                                       Bank,

                                                        by
                                                          ____________________
                                                            Name:
                                                            Title:

                                                        by
                                                          ____________________
                                                           Name:
                                                           Title:



[NYCORP2:396433.11:4417A:09/06/97--2:48a]